UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

PhotoMedex, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 30, 2007

Dear PhotoMedex Stockholders:

PhotoMedex accomplished major achievements in business growth and development during 2006, including a dramatic increase in sales of our XTRAC® excimer laser system and the addition of new, complementary components to our product lines.

Throughout 2006, we continued the national rollout of our dermatological product lines, the XTRAC system for treating psoriasis and other skin conditions and the ProCyte line of skincare products utilizing copper peptides to treat skin disorder symptoms and cosmetic skin issues. These product segments continued the steady sales growth begun during 2005, with the XTRAC line increasing its sales by an attractive 60% from 2005. The strong growth in our dermatology lines has enabled us to expand the dermatology sales force and to establish a clinical specialist team to further enhance growth in this area. We launched a new corporate web site, consolidating three sites into one location at which our customers and stockholders may obtain the latest news on PhotoMedex and its products.

The positive reimbursement trend that began in 2005 continued in 2006, with three more major insurance carriers authorizing reimbursement for the use of the XTRAC system in the medically necessary treatment of mild to moderate psoriasis: Blue Cross Blue Shield of Florida, the oldest and largest health plan provider in that state; Pennsylvania Independence Blue Cross; and Highmark Blue Cross. These latter two were of particular importance to us, in that together they cover most of the Commonwealth of Pennsylvania in which PhotoMedex is headquartered. Their coverage allows us to implement a widespread rollout of our XTRAC system in our own backyard. The acceptance of our XTRAC system by half of the Blue Cross Blue Shield carriers, combined with the non-BCBS policies currently in place by United Healthcare, Cigna, Aetna and others, provides us with an impressive portfolio of support with which to further the progress of the XTRAC adoption with the remaining carriers.

In March, PhotoMedex received an exclusive license from the Mount Sinai School of Medicine of New York University for a patented methodology using ultraviolet laser light to treat vitiligo. Vitiligo is a disease which results in the loss of skin pigmentation, affecting approximately 40 million people worldwide and having tremendous physical and psychological effects on those suffering from it. The XTRAC system, when combined with this methodology, provides what we believe to be the most effective tool to combat this devastating disease. During 2006, we received word that the United States Patent and Trademark Office had issued us a new U.S. patent for our exclusive XTRAC hand-piece, a key component in the XTRAC system. We also enjoyed a strong showing at the 65th Annual American Academy of Dermatology Conference in Washington, D.C., at which Copper Peptide was featured in one skincare products presentation and the XTRAC for treatment of psoriasis was featured in eight podium presentations.

Our surgical division continued to experience strong sales, as we provide our fiber delivery systems directly to customers and to third parties on a private label basis, and explore new opportunities to provide other surgical products, such as our LaserPro® surgical diode laser system, to third parties. During 2006, we launched a major new surgical product, the VTRAC, an international lamp-based UVB phototherapy system. The surgical division provides a unique platform for hospitals to outsource the installation and management of laser systems and procedures in hospitals, and in recognition of this fact, PhotoMedex was awarded a national contract in 2006, which will be implemented over the next two years, by which we hope to provide surgical services to more than 200 hospitals nationwide.

PhotoMedex’s growing prominence continues to attract significant attention in the investment community, and we were invited to make presentations at five major investment banking conferences during 2006: the S.G. Cowen & Co,’s 26th Annual Health Care Conference; the A.G. Edwards Emerging Growth Conference; the Noble Ontrack 2006 Small Cap Conference; Rodman & Renshaw 8th Annual Healthcare Conference; and the RBC Capital Markets Healthcare Conference.

In addition, we benefited in several areas, including:

•
Being ranked the best for corporate governance policies among publicly-traded companies in the Philadelphia area by the independent group Institutional Shareholders Services, Inc. (ISS) of Rockville, Maryland.

•	Being ranked 10th on Deloitte & Touche LLP’s 2006 Technology Fast 50 for Greater Philadelphia. PhotoMedex was also ranked 290th on Deloitte’s 2006 Technology Fast 500 for North America.

•
Attracting Wayne M. Withrow, Executive Vice President for SEI Investments Company, to our Board of Directors. Mr. Withrow brings a wealth of experience in legal, financial, securities and business development to PhotoMedex.

•	Successfully completing a private placement with institutional investors of 9.8 million shares of our Company’s common stock, increasing our capitalization by $11.4 million.

•	Recruiting new world class field management to lead the new sales, marketing and clinical specialist programs in all three business units.

•	Being included in the recently revised Blue Cross Blue Shield Association National Reference Policy.

We thank our entire organization for their hard work and dedication to the growing success of PhotoMedex. We recognize and appreciate the continued support of our employees, shareholders, customers, worldwide distributors and physician partners which, together with our organization’s strong infrastructure, will provide continued growth and the ability to reach our full potential as a commercial healthcare company. We are proud to be the provider of some of the finest dermatology and surgical products available, including the XTRAC laser system, which affords the best clinical outcomes for psoriasis and vitiligo patients.

Looking forward, our Board of Directors, senior management and entire organization are committed to the continued growth of PhotoMedex. Increasing the value of the Company to our shareholders by providing cutting-edge, enabling technology that allows physicians to provide the best possible treatment outcomes to their patients remains our goal. In pursuit that that goal, we strive to provide an exciting, secure work environment for our employees. We remain committed to our shareholders to do our job, vigorously pursue our goal, and, in doing so, we believe we will increase stockholder value.

Best regards,

Jeffrey F. O’Donnell
President and CEO

PHOTOMEDEX, INC.
a Delaware corporation

EXECUTIVE OFFICES
147 Keystone Drive
Montgomeryville, Pennsylvania 18936
(215) 619-3600
________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 26, 2007
________________________

TO THE STOCKHOLDERS OF PHOTOMEDEX, INC.:

The Annual Meeting of Stockholders (the “Meeting”) of PhotoMedex, Inc., a Delaware corporation (“we,” “us” or “our”), will be held at our executive offices at 147 Keystone Drive, Montgomeryville, Pennsylvania 18936, on June 26, 2007, at 9:00 a.m., local time, to consider and vote on the following proposals:

(1) To elect to our Board of Directors seven (7) directors, to serve until our next Annual Meeting of Stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal.

(2) To ratify the appointment of Amper, Politziner & Mattia, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

(3) To consider and vote upon an amendment to our Certificate of Incorporation to increase the authorized number of shares of common stock from 75,000,000 shares to 100,000,000 shares.

(4) To approve an amendment to our 2005 Equity Compensation Plan (the “2005 Equity Plan”) to increase the number of shares of our common stock reserved for issuance thereunder from 3,160,000 to 6,160,000 shares.

(5) To approve an amendment to our 2000 Non-Employee Director Stock Option Plan (the “Non-Employee Director Plan”) to increase the number of shares of our common stock reserved for issuance thereunder from 1,400,000 to 2,100,000 shares.

(6) To transact such other business as may come before the Meeting and any adjournments thereto.

Our Board of Directors has fixed the close of business on April 27, 2007 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting. Each share of PhotoMedex common stock is entitled to one vote on all matters presented at the Meeting. Your vote is important. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Meeting. Most stockholders have three options for submitting their vote: (1) via the Internet, (2) by phone or (3) by mail. For further details, see “Revocability of Proxies, Voting and Solicitation” on page 2. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, and it saves your company significant postage and processing costs. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

PHOTOMEDEX, INC.

Date: May 30, 2007	By:	/s/ Jeffrey F. O’Donnell
Montgomeryville, Pennsylvania		Jeffrey F. O’Donnell Chief Executive Officer

PHOTOMEDEX, INC.

147 Keystone Drive
Montgomeryville, Pennsylvania 18936

PROXY STATEMENT

This Proxy Statement is being furnished to stockholders in connection with the 2007 Annual Meeting of Stockholders of Photomedex, Inc., a Delaware corporation, (the “Company”, “we”, “us” or “our”), to be held on June 26, 2007, and any adjournment thereof (the “Meeting”). The Meeting will be held at our executive offices at 147 Keystone Drive, Montgomeryville, Pennsylvania 18936 at 9:00 a.m. local time. This Proxy Statement and the enclosed proxy card are being mailed to stockholders on or about May , 2007.

Execution and return of the enclosed proxy card is being solicited by and on behalf of the Board of Directors of the Company (the “Board of Directors”). The costs incidental to the soliciting and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be paid by us. Proxies may be solicited, without extra compensation, by our officers and employees, both in person and by mail, telephone, telefax and other methods of communication.

INFORMATION CONCERNING SOLICITATION AND VOTING

The following information is provided to stockholders to explain the use of this Proxy Statement for the Meeting:

Record Date

Only stockholders of record at the close of business on April 27, 2007 (the “Record Date”) are entitled to vote at the Meeting. Our common stock is our only class of voting securities. As of the Record Date, we had issued and outstanding 62,536,054 shares of common stock of record entitled to vote.

The list of all stockholders of record on April 27, 2007 will be available at the Meeting and at our executive offices at 147 Keystone Drive, Montgomeryville, Pennsylvania 18936, (215) 619-3600, for the ten (10) days preceding the Meeting.

Revocability of Proxies, Voting and Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of the common stock in their names that are beneficially owned by others. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to the beneficial owners. Solicitation will be primarily by mail, but may also be made by telephone, fax transmission or personal contact by us. Proxies are being solicited by our directors, officers or employees, who will not receive any additional compensation for such services. In addition, we have retained StockTrans, Inc. to assist in the solicitation of proxies for a fee of approximately $4,000, plus reasonable out-of-pocket expenses, if such solicitation should appear to be necessary or appropriate in the view of our management. Shares of common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted for each of the proposals described herein. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of the Board of Directors.

Each share of common stock is entitled to one vote for each share held as of the Record Date. Our current Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws do not provide for cumulative voting for the election of directors or any other purpose.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Meeting in person. Most stockholders have three options for submitting their votes: (1) via the Internet at www.votestock.com, (2) by telephone at 866-626-4508 or (3) by mail. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, and it saves us significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. If you attend the Meeting and are a registered holder, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, telephone or mail, will be superseded by the vote that you cast at the Meeting. At this year’s Meeting, the polls will close shortly after 9:00 a.m. Eastern Time, and no further votes will be accepted after that time. If you have any questions about submitting your vote, call our proxy soliciting firm and transfer agent, StockTrans, Inc. at (610) 649-7300.

You may revoke your proxy at any time prior to the close of the polls at the Meeting by: (1) submitting a later-dated vote, in person at the Meeting, via the Internet, by telephone or by mail, or (2) delivering instructions to our Corporate Secretary or Counsel prior to the Meeting via e-mail at dmcgrath@photomedex.com or dwoodward@photomedex.com, or by mail to Corporate Counsel, PhotoMedex, Inc. at 147 Keystone Drive, Montgomeryville, PA 18936. If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions.

Quorum; Required Vote; Abstentions; Broker Non-Votes

Shares representing 50% of the voting power of the 62,536,054 shares of common stock outstanding on the Record Date, must be represented at the Meeting to constitute a quorum for conducting business. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without further notice, may adjourn the meeting from time to time until a quorum is attained. At any reconvened meeting following such adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the Meeting as originally notified.

The required quorum for the transaction of business at the Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted “FOR” or “AGAINST” a matter and shares that are voted as abstentions or broker non-votes are treated as being present at the Meeting for purposes of establishing a quorum. However, only those shares cast “FOR” or “AGAINST” a matter, or which are voted as an abstention from the vote on such matter, are treated as shares entitled to vote at the Meeting (the “Votes Cast”) with respect to such matter, with the exception that abstentions will not be counted toward the total number of Votes Cast with respect to proposals regarding the election of directors.

Broker non-votes will not be counted for purposes of determining the number of Votes Cast with respect to a particular proposal on which the broker has expressly not voted. Thus, a broker non-vote will affect the presence or absence of a quorum but will not affect the outcome of the voting on a proposal.

Deadline for Receipt of Stockholder Proposals

Proposals of our stockholders that are intended to be presented by such stockholders at our next annual meeting of stockholders must be received by us no later than January 31, 2008, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. In the event, however, that we change the meeting date for the 2008 Annual Stockholders Meeting by more than 30 days from June 26, 2008, we will notify stockholders and allow a reasonable time for stockholder proposals to be included in the notice of annual meeting. A stockholder proposal will need to comply with the Securities and Exchange Commission (the “Commission”) regulations under Rule 14a-8 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

You may write to Jeffrey F. O’Donnell, President and Chief Executive Officer at our principal executive office, 147 Keystone Drive, Montgomeryville, Pennsylvania 18936, to deliver the materials and notices discussed above regarding the requirements for making stockholder proposals.

Requests for Written Materials

Upon written request, we will provide without charge, and are providing in the mailing of this Proxy Statement a copy of our Annual Report on Form 10-K, for the year ended December 31, 2006, to any stockholder of record or any stockholder who owned common stock listed in the name of a bank or broker, as nominee, at the close of business on the Record Date. Copies of our Quarterly Reports on Form 10-Q are available from our website at www.photomedex.com.

Requests should be addressed to us, to the attention of PhotoMedex, Inc., Jeffrey F. O’Donnell, Chief Executive Officer, 147 Keystone Drive, Montgomeryville, Pennsylvania 18936, (215) 619-3600.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table reflects, as of March 15, 2007, the beneficial common stock ownership of: (a) each of our directors, (b) each executive officer, (c) each person known by us to be a beneficial holder of five percent (5%) or more of our common stock, and (d) all of our executive officers and directors as a group:

Name and Address Of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (1)
Richard J. DePiano(2)	244,300	*
Jeffrey F. O'Donnell(3)	884,500	1.41
Dennis M. McGrath(4)	647,750	1.03
Michael R. Stewart(5)	372,690	*
Alan R. Novak(6)	226,101	*
David W. Anderson(7)	105,000	*
Warwick Alex Charlton(8)	367,500	*
Anthony J. Dimun(9)	276,250	*
Wayne M. Withrow(10)	65,004	*
Corsair Reporting Persons(11)	4,417,323	7.03
Wellington Management Co., L.P.(12)	8,528,259	13.57
LB I Group, Inc. (13)	5,271,154	8.31
Prides Capital Partners, L.L.C.(14)	3,569,821	5.71
All directors and officers as a group (9 persons) (15)	3,189,095	4.95

*	Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of March 15, 2007, are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Unless otherwise indicated in the footnotes to this table, we believe stockholders named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder's name. Unless otherwise indicated, the officers, directors and stockholders can be reached at our principal offices. Percentage of ownership is based on 62,536,054 shares of common stock outstanding as of March 15, 2007.

(2)
Includes 31,800 shares and options to purchase up to 212,500 shares of common stock. Does not include options to purchase up to 17,500 shares of common stock, which may vest more than 60 days after March 15, 2007. Mr. DePiano's address is Escalon Medical Corporation, 565 East Swedesford Road, Suite 200, Wayne, PA 19087.

(3)
Includes 7,000 shares, 525,000 additional shares subject to restriction agreements with us and options to purchase up to 352,500 shares of common stock. Does not include options to purchase up to 401,500 shares of common stock, which may vest more than 60 days after March 15, 2007.

(4)
Includes 11,000 shares, 335,000 additional shares subject to restriction agreements with us and options to purchase up to 301,750 shares of common stock. Does not include options to purchase up to 330,250 shares of common stock, which may vest more than 60 days after March 15, 2007.

(5)
Includes 1,440 shares, and options to purchase 371,250 shares of common stock. Does not include options to purchase up to 168,750 shares of common stock, which may vest more than 60 days after March 15, 2007.

(6)
Includes 28,601 shares of common stock and options to purchase up to 197,500 shares of common stock. Does not include options to purchase up to 17,500 shares of common stock, which may vest more than 60 days after March 15, 2007. Mr. Novak's address is 3050 K Street, NW, Suite 105, Washington, D.C. 20007.

(7)
Includes options to purchase up to 105,000 shares of common stock. Does not include options to purchase up to 17,500 shares of common stock, which may vest more than 60 days after March 15, 2007. Mr. Anderson's address is 147 Keystone Drive, Montgomeryville, PA 18936.

(8)
Includes 170,000 shares of common stock owned by True North Partners, L.L.C., of which Mr. Charlton may be deemed to be an affiliate, and options to purchase 197,500 shares of common stock. Does not include options to purchase up to 17,500 shares of common stock, which may vest more than 60 days after March 15, 2007. Mr. Charlton's address is 444 Madison Avenue, Suite 605, New York, New York 10022. Mr. Charlton resigned from our Board on May 1, 2007.

(9)
Includes 145,000 shares of common stock owned by Mr. Dimun and his wife and options to purchase up to 131,250 shares of common stock. Does not include options to purchase up to 17,500 shares of common stock, which may vest more than 60 days after March 15, 2007. Mr. Dimun's address is 46 Parsonage Hill Road, Short Hills, New Jersey 07078. Mr Charlton resigned from our Board on May 1, 2007.

(10)
Includes 30,004 shares of common stock owned by Mr. Withrow and his wife and options to purchase up to 35,000 shares of common stock. Does not include options to purchase up to 17,500 shares of common stock, which may vest more than 60 days after March 15, 2007. Mr. Withrow's address is 23 Craig Lane, Malvern, PA 19355.

(11)
Includes 4,157,029 shares of common stock and warrants to purchase up to 260,294 shares. Certain of the shares are held in various denominations by Corsair Capital Partners, L.P., a Delaware limited partnership ("Corsair Capital Partners"), Corsair Long Short International, Ltd., a Cayman Islands exempted company ("Corsair International"), Corsair Select, L.P., a Delaware limited partnership ("Corsair Select"), Corsair Capital Partners 100, L.P., a Delaware limited partnership ("Corsair 100"), Corsair Capital Investors, Ltd., a Cayman Islands exempted company ("Corsair Investors", and together with Corsair Capital Partners, Corsair International, Corsair Select and Corsair 100, the "Corsair Entities"), each of which are private investment funds. Corsair Capital Management, L.L.C. ("Corsair Capital Management") is the investment manager of each of the Corsair Entities. As the investment manager of the Corsair Entities, and the manager of such other separate accounts, Corsair Capital Management has the power to vote and/or dispose of those shares of common stock held by such persons and accordingly, may be deemed to be the beneficial owner of such shares. Jay R. Petschek ("Petschek") and Steven Major ("Major," and together with the Corsair Entities, Corsair Capital Management and Petschek, the "Corsair Reporting Persons") are the controlling principals of Corsair Capital Management. Mr. Major beneficially owns 21,100 additional shares of common stock, and Mr. Petschek beneficially owns 60,000 additional shares of common stock. Accordingly, the Corsair Reporting Persons may collectively be deemed to be the beneficial owners of 4,417,323 shares of common stock, including 4,157,029 shares of common stock and warrants to purchase up to 260,294 shares. Neither the use of the terms "Corsair Entities" or "Corsair Reporting Persons" nor the aggregation of ownership interests by the Corsair Reporting Persons, as described herein, necessarily implies the existence of a group for purposes of Section 13(d)(3) of the Exchange Act or any other purpose. The foregoing information has been derived from a Schedule 13G filed on behalf of certain of the Corsair Reporting Persons, on February 14, 2007.

(12)
Wellington Management Company, LLP is an investment adviser which has shared voting powers with respect to 8,198,859 shares of common stock owned of record by its clients and warrants becoming exercisable by May 15, 2007 and owned of record by its clients to purchase up to 329,400 shares of common stock. The foregoing information has been derived from a Schedule 13G filed on behalf of Wellington Management on February 14, 2007 and by a prospectus filed by us on December 11, 2006.

(13)
LB I Group Inc. is a wholly-owned subsidiary of Lehman Brothers Inc, which is a wholly-owned subsidiary of Lehman Brothers Holdings Inc. LB I Group Inc. owns 4,376,923 shares of common stock and warrants becoming exercisable by May 15, 2007 to purchase up to 894,231 shares of common stock. The foregoing information has been derived from a Schedule 13G filed on behalf of LBI Group, Inc. on February 8, 2007.

(14)	Prides Capital Partners, L.L.C. is the owner of 3,569,821 shares of common stock. The foregoing information has been derived from a Schedule 13D filed on behalf of Prides Capital on December 20, 2006.

(15)
Includes 424,845 unrestricted shares, 860,000 restricted shares and options to purchase 1,904,250 shares of common stock. Does not include options to purchase up to 1,005,500 shares of common stock, which may vest more than 60 days after March 15, 2007.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our directors currently have terms which will end at our next annual meeting of the stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board. There are no family relationships among any of our directors and executive officers. Our Board members are encouraged to attend meetings of the Board and the Annual Meeting of Stockholders. Of the six then incumbent Directors, four attended the 2006 Annual Meeting of Stockholders and the other two were available via telephone for questions. The Board held 8 meetings and 3 unanimous written consents in lieu of meetings in 2006. No director attended fewer than 75% of the meetings of the Board.

The following sets forth certain biographical information concerning our directors and our current executive officers. Warwick Alex Charlton resigned from the Board effective May 1, 2007 to pursue other business interests. Stephen P. Connelly joined the Board on May 1, 2007.

Name	Position	Age

Richard J. DePiano	Non-Executive Chairman of the Board	65
Jeffrey F. O’Donnell	Director, President and Chief Executive Officer	47
Dennis M. McGrath	Chief Financial Officer and Vice President - Finance and Administration	50
Michael R. Stewart	Executive Vice President and Chief Operating Officer	49
Alan R. Novak	Director	72
Anthony J. Dimun	Director	63
David W. Anderson	Director	54
Wayne M. Withrow	Director	51
Stephen P. Connelly	Director	55

Directors and Executive Officers

Richard J. DePiano was appointed to our Board in May 2000 and was unanimously elected to serve as Non-Executive Chairman of the Board on January 31, 2003. Mr. DePiano has been a director of Escalon Medical Corp., a publicly traded healthcare business specializing in the development and marketing of ophthalmic devices and pharmaceutical and vascular access products, since February 1996, and has served as its Chairman and Chief Executive Officer since March 1997. Mr. DePiano has been the Chief Executive Officer of the Sandhurst Company, L.P. and Managing Director of the Sandhurst Venture Fund since 1986. Mr. DePiano was also the Chairman of the board of directors of SLT prior to our acquisition of SLT.

Jeffrey F. O’Donnell joined PhotoMedex in 1999 as President and CEO and has served as a member of the Board since that date. Prior to PhotoMedex, he joined Radiance Medical Systems (originally Cardiovascular Dynamics) as Vice President of Sales and Marketing from 1995 to 1997; from 1997 to 1999 he served as its President and CEO and subsequently assumed a role as non-executive chairman of the board. Previously, from 1994 to 1995 Mr. O’Donnell held the position of President and CEO of Kensey Nash Corporation. Additionally, he has held several senior sales and marketing management positions at Boston Scientific, Guidant and Johnson & Johnson Orthopedic. In addition to sitting on the Board for PhotoMedex, Mr. O’Donnell is currently an outside board member of Endologix, Inc., Cardiac Sciences and Replication Medical, Inc. and had served until December 28, 2004 on the board of Escalon Medical Corp. He had served as an outside board member of AzurTec, Inc. but resigned from that board in 2003. Mr. O’Donnell graduated from LaSalle University in 1982 with a B.S. in business administration.

Dennis M. McGrath was appointed Chief Financial Officer and Vice President-Finance and Administration in January 2000. Mr. McGrath has held several senior level positions including from February 1999 to January 2000 serving as the Chief Operating Officer of Internet Practice, the largest division for AnswerThink Consulting Group, Inc., a public company specializing in business consulting and technology integration. Concurrently, from August 1999 until January 2000, Mr. McGrath assumed the role of Chief Financial Officer of Think New Ideas, Inc., a public company specializing in interactive marketing services and business solutions. In addition to the financial reporting responsibilities, Mr. McGrath was responsible for the merger integration of Think New Ideas, Inc. and AnswerThink Consulting Group, Inc. From September 1996 to February 1999, Mr. McGrath was the Chief Financial Officer and Executive Vice-President-Operations of TriSpan, Inc., an internet commerce solutions and technology consulting company, which was acquired by AnswerThink in 1999. Mr. McGrath is currently an outside director of RICOMM Systems, Inc. and Noninvasive Medical Technologies, Inc. Mr. McGrath is a certified public accountant and graduated with a B.S. in accounting from LaSalle University in 1979. Mr. McGrath holds a license from the states of Pennsylvania and New Jersey as a certified public accountant.

Michael R. Stewart was appointed as our Executive Vice President of Corporate Operations on December 27, 2002, immediately following the acquisition of SLT and on July 19, 2005, he was appointed our Chief Operating Officer. From July 1999 to the acquisition, Mr. Stewart was the President and Chief Executive Officer of SLT, and from October 1990 to July 1999 he served as SLT’s Vice President Finance and Chief Financial Officer. Mr. Stewart graduated from LaSalle University with a B.S. in accounting and received an M.B.A. from LaSalle University in 1986. Mr. Stewart passed the CPA examination in New York in 1986.

Alan R. Novak was appointed to our Board in October 1997. Mr. Novak is Chairman of Infra Group, L.L.C., an international project finance and development company. He is also Chairman of Lano International, Inc., a real estate development company. Mr. Novak is a graduate of Yale University, Yale Law School, and Oxford University as a Marshall Scholar. Mr. Novak practiced law at Cravath, Swaine & Moore and Swidler & Berlin, Chartered. His public service includes three years as an officer in the United States Marine Corps, a U.S. Supreme Court clerkship with Justice Potter Stewart, Senior Counsel to Senator Edward M. Kennedy, Senior Executive Assistant to Undersecretary of State, Eugene Rostow, and the Executive Director of President Johnson’s Telecommunications Task Force. Mr. Novak was appointed by President Carter and served for five years as Federal Fine Arts Commissioner.

Anthony J. Dimun was appointed to our Board on October 3, 2003. He has served since May 2001 as Chairman of Nascent Enterprises, L.L.C., a medical device venture advisory firm. He also has served since 1987 as the Managing Director and Chief Executive Officer of Strategic Concepts, Inc., a financial advisory company with specific focus on venture capital and acquisition transactions. From March 1991 to May 2001, Mr. Dimun served as Executive Vice President and Chief Financial Officer of Vital Signs, Inc., a publicly held anesthesia and respiratory medical device company. Mr. Dimun also serves as a member of the Board of Trustees of the New Jersey Center for Biomaterials, a non-profit collaboration of the three leading New Jersey universities.

Prior to 1991, Mr. Dimun held positions as a Certified Public Accountant with several national accounting firms and served as Senior Vice President for an international merchant-banking firm.

David W. Anderson was appointed to our Board on September 28, 2004. Mr. Anderson has been the President and Chief Executive Officer of Gentis, Inc since November 2004. He has over twenty years of entrepreneurial management experience in the medical device, orthopedics and pharmaceutical field. He has served as President and CEO of Sterilox Technologies, Inc., the world’s leader in the development and marketing of non-toxic biocides; Bionx Implants, Inc., a publicly traded orthopedic sports medicine and trauma company, and Kensey Nash Corporation, a publicly traded cardiology and biomaterials company. In addition, Mr. Anderson was previously Vice President of LFC Financial Corp., a venture capital and leasing company, where he was responsible for LFC’s entry into the healthcare market; and was a founder and Executive Vice President of Osteotech, Inc., a high-technology orthopedic start-up.

Wayne M. Withrow was appointed to our Board on August 16, 2006. Mr. Withrow is currently Executive Vice President for SEI Investments Company, a leading global provider of outsourced asset management, investment processing and investment operation solutions. He is also the head of SEI’s Investment Advisors Segment, and a member of its Executive Committee. Mr. Withrow’s broad background was gained from over 15 years in various senior management positions with SEI Investments. Formerly, he was with the law firm of Schnader, Harrison, Segal & Lewis, where he was significantly involved in corporate securities and acquisitions. His earlier experience also included a federal judicial clerkship with the Honorable William J. Ditter as well as public accounting experience with Deloitte & Touche.

Stephen P. Connelly was appointed to our Board in May 2007. Mr. Connelly has served as President and Chief Operating Officer of Viasys Healthcare, Inc. a publicly traded medical technology and device company.  In addition, Mr. Connelly was Senior Vice-President and General Manager of The Americas, as well as a member of the executive committee, of Rhone Poulenc Rorer. Mr. Connelly is a graduate of the University of Notre Dame and holds an M.B.A. in Finance from Syracuse University. He has served as a committee and board member for a number of national and international pharmaceutical research groups and was a member of both the executive committee of Medicenes Sans Frontieres - Japan as well as an advisory board member of the United Cerebral Palsy Association of Philadelphia. Mr. Connelly has over twenty-five years of experience in the planning, development and management of rapid-growth marketing-driven businesses in the medical device, orthopedics and pharmaceutical fields, as well as extensive international experience, having lived in Asia and having had operational P&L responsibility in every developed country. He is currently an independent healthcare consultant and is adjunct professor at St. Joseph’s University.

Director Compensation

Directors who are also our employees receive no separate compensation for serving as directors or as members of Board committees. Directors who are not our employees are compensated under the 2000 Non-Employee Director Plan. Each director receives non-qualified options to purchase up to 35,000 shares of common stock on an annual basis. Each outside director receives an annual cash retainer of $20,000 and is also paid $1,000 for personal attendance at each meeting of the Board and each committee meeting held not in conjunction with meetings of the Board itself, and $500 for telephonic attendance at each Board or committee meeting, excluding meetings of limited scope and duration. We pro-rate the retainer for a director serving less than a full year. The table below sets forth non-employee directors’ compensation in 2006.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)

Richard J. DePiano	29,000	43,190(2)	72,190
Alan R. Novak	26,500	43,190(2)	69,690
Warwick Alex Charlton	27,500	43,190(2)	70,690
Anthony J. Dimun	30,000	43,190(2)	73,190
David W. Anderson	29,000	43,190(2)	72,190
Wayne M. Withrow	7,500	17,045(3)	24,545

(1)
The amounts shown for option awards relate to shares granted under our 2000 Non-Employee Director Plan. These amounts are equal to the dollar amounts recognized in 2006 with respect to the option awards for financial statement purposes, computed in accordance with SFAS 123R, but without giving effect to estimated forfeitures. The assumptions used in determining the amounts in this column are set forth in note 1 to our consolidated financial statements.

(2)	The grant date fair value computed in accordance with SFAS 123R was $1.23.

(3)	The grant date fair value computed in accordance with SFAS 123R was $0.97.

Compensation, Nominations and Corporate Governance and Audit Committees

General. The Board maintains charters for select committees. In addition, the Board has adopted a written set of corporate governance guidelines and a code of business conduct and ethics and a code of conduct for our chief executive and senior financial officers that generally formalize practices that we already had in place. We have adopted a Code of Ethics on Interactions with Health Care Professionals. To view the charters of the Audit, Compensation and Nominations and Corporate Governance Committees, the corporate governance guidelines and the codes of conduct and our whistle blower policy, please visit our website at www.photomedex.com (this website address is not intended to function as a hyperlink, and the information contained on our website is not intended to be a part of this Proxy Statement).

Director Independence. The Board determined in 2006 that each of our directors, with the exception of the Chief Executive Officer Mr. O’Donnell, is an “independent director” as such term is defined in Marketplace Rules 4200 and 4350 of The Nasdaq Stock Market, Inc. (“Nasdaq”). At least twice a year the independent members of our Board meet in executive session, separately from the full Board and outside the presence of our management.

Compensation Committee. Our Compensation Committee discharges the Board’s responsibilities relating to compensation of our Chief Executive Officer, other executive officers and directors, produces an annual report on executive compensation for inclusion in our annual proxy statement and in your Form 10-K, and provides general oversight of compensation structure. Other specific duties and responsibilities of the Compensation Committee include:

•	reviewing and approving objectives relevant to executive officer compensation;

•	evaluating performance and determining the compensation of our Chief Executive Officer and other executive officers in accordance with those objectives;

•	reviewing employment agreements for executive officers;

•	recommending to the Board the compensation for our directors;

•	administering our stock option plans (except the 2000 Non-Employee Director Stock Option Plan); and

•	evaluating human resources and compensation strategies.

The Compensation Committee is composed of Messrs. Novak, Dimun and Withrow and Connelly. Mr. Charlton resigned from the Board on May 1, 2007 and therefore will no longer be serving on the Committe. Mr. Dimun serves as the Chairman of the Compensation Committee; Mr. Withrow joined the Committee in August 2006. The Board determined in 2006 that each member of the Compensation Committee satisfies the independence requirements of the Commission and Nasdaq. The Compensation Committee held 3 meetings during 2006. Mr. Connelly joined the Committee on May 1, 2007.

The Compensation Committee reviews executive compensation from time to time and reports to the Board, which makes all decisions. The Compensation Committee adheres to several guidelines in carrying out its responsibilities, including performance by the employees, our performance, enhancement of stockholder value, growth of new businesses and new markets and competitive levels of fixed and variable compensation. The Compensation Committee reviews and approves the annual salary and bonus for each executive officer (consistent with the terms of any applicable employment agreement), provides oversight for employee benefit plans (and changes thereto) and administers our stock option plans and such other employee benefit plans as may be adopted by us from time to time. The report of the Compensation Committee for 2006 is presented below.

The Compensation Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. As stated above, copies of the charter can be obtained free of charge from our website at www.photomedex.com.

Nominations and Corporate Governance Committee. Our Board has established a Nominations and Corporate Governance Committee for the purpose of reviewing all Board-recommended and stockholder-recommended nominees, determining each nominee’s qualifications and making a recommendation to the full Board as to which persons should be our Board’s nominees. The Nominations and Corporate Governance Committee is composed of Messrs. Novak, DePiano, Anderson and Connelly. Mr. Anderson serves as the Chairman of the Nominations and Corporate Governance Committee. The Board of Directors determined in 2006 that each member of the Nominations and Corporate Governance Committee satisfies the independence requirements of the Commission and Nasdaq. The Nominations and Corporate Governance Committee held 2 meetings during 2006. Mr. Connelly joined the Committee on May 1, 2007.

The duties and responsibilities of the Nominations and Corporate Governance Committee include:

•	identifying and recommending to our Board individuals qualified to become members of our Board and to fill vacant Board positions;

•	overseeing the compensation of non-employee directors, including administering the 2000 Non-Employee Director Stock Option Plan;

•	recommending to our Board the director nominees for the next annual meeting of stockholders;

•	recommending to our Board director committee assignments;

•	reviewing and evaluating succession planning for our Chief Executive Officer and other executive officers;

•	monitoring the independence of our board members;

•	developing and overseeing the corporate governance principles applicable to our Board members, officers and employees;

•	monitoring the continuing education program for our directors; and

•	evaluating annually the Nominations and Corporate Governance Committee charter.

Our Board believes that it is necessary that the majority of our directors be comprised of independent directors and that it is desirable to have at least one audit committee financial expert serving on the Audit Committee. The Nominations and Corporate Governance Committee considers these requirements when recommending Board nominees. Our Nominations and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Our Nominations and Corporate Governance Committee will regularly assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or other circumstances. When considering potential director candidates, the Nominations and Corporate Governance Committee also considers the candidate’s character, judgment, diversity, age, skills, including financial literacy, and experience in the context of our needs, the needs of PhotoMedex and of the existing directors. The Committee recommended to the Board that Mr. Wayne M. Withrow be invited to join the Board. The Board accepted the recommendation, and Mr. Withrow accepted the invitation in August 2006. Likewise, the Committee recommended to the Board that Mr. Stephen P. Connelly be invited to join the Board, and the Board accepted the recommendation, with the result that Mr. Connelly accepted the invitation in May 2007.

The Nominations and Corporate Governance Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. As stated above, copies of the charter can be obtained free of charge from our website at www.photomedex.com.

Audit Committee. Our Board of Directors has established an Audit Committee to assist the Board in fulfilling its responsibilities for general oversight of the integrity of our consolidated financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of our independent auditors and our internal audit function, and risk assessment and risk management. The duties of the Audit Committee include:

•	appointing, evaluating and determining the compensation of our independent auditors;

•	reviewing and approving the scope of the annual audit, the audit fee and the financial statements;

•	reviewing disclosure controls and procedures, internal control over financial reporting, any internal audit function and corporate policies with respect to financial information;

•	reviewing other risks that may have a significant impact on our financial statements;

•	preparing the Audit Committee report for inclusion in the annual proxy statement;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters; and

•	evaluating annually the Audit Committee charter.

The Audit Committee works closely with management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

The members of the Audit Committee in 2006 were Messrs. DePiano, Dimun and Anderson; Mr. Withrow joined the Committee in January 2007. Mr. DePiano serves as Chairman of the Audit Committee. The Audit Committee meets regularly and held 8 meetings during 2006.

The Board of Directors determined in 2006 that each member of the Audit Committee satisfies the independence and other composition requirements of the Commission and Nasdaq. Our Board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” under Item 401(h) of Regulation S-K under the Exchange Act, and has the requisite accounting or related financial expertise required by applicable Nasdaq rules.

The Audit Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance in compliance with the applicable standards of the Commission and Nasdaq. In fulfillment of the Committee’s charter duties, we have instituted and maintain a whistle-blower hotline through an independent third-party service and have other mechanisms as well to receive complaints about accounting and finance matters. Copies of the charter and information on our procedures for handling complaints can be obtained free of charge from our website at www.photomedex.com.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of our Board or Compensation Committee and any member of the board of directors or compensation committee of any other companies, nor has such interlocking relationship existed in the past.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our Board has established a process for stockholders to communicate with the Board or with individual directors. Stockholders who wish to communicate with our Board or with individual directors should direct written correspondence to Davis Woodward, Corporate Counsel at dwoodward@photomedex.com or to the following address (our principal executive offices): Board of Directors, c/o Corporate Secretary, 147 Keystone Drive, Montgomeryville, Pennsylvania 18936. Any such communication must contain:

•	a representation that the stockholder is a holder of record of our capital stock;

•	the name and address, as they appear on our books, of the stockholder sending such communication; and

•	the class and number of shares of our capital stock that are beneficially owned by such stockholder.

Mr. Woodward or the Corporate Secretary, as the case may be, will forward such communications to our Board or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case Mr. Woodward or the Corporate Secretary, as the case may be, has the authority to discard the communication or to take appropriate legal action regarding such communication.

COMMON STOCK PERFORMANCE GRAPH

Our common stock is listed for trading on The Nasdaq Global Market under the symbol “PHMD.” The following stock performance graph illustrates the yearly percentage change in the cumulative total stockholder return on our common stock, compared with the cumulative total return on: (i) the Nasdaq (U.S. Companies) Stock Index (the “Nasdaq U.S. Index”) and (ii) an index (the “Peer Group Index”), based on a peer group (the “Peer Group”) of five (5) companies selected by us, whose primary business includes the sale and manufacture of electromedical surgical laser devices, during the period from December 31, 2001 through December 31, 2006. The entities included in the Peer Group are: Candela Corp., Cardiogenesis Corp., Lumenis Ltd., PLC Systems, Inc. and Spectranetics Corp. The stock performance graph set forth below was based on the following data:

	FISCAL YEAR ENDING
COMPANY/INDEX/MARKET	2001	2002	2003	2004	2005	2006

PhotoMedex, Inc.	100.00	103.78	134.05	145.95	92.97	60.00
Customer Selected Stock List	100.00	24.57	42.53	52.71	73.03	68.20
NASDAQ Market Index	100.00	69.75	104.88	113.70	116.19	128.12

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG PHOTOMEDEX, INC.,
NASDAQ MARKET INDEX AND PEER GROUP INDEX

In all cases, the cumulative total return assumes, as contemplated by Commission rules, the investment of $100 at December 31, 2001 in the common stock and the traded securities of the entities which comprise the Nasdaq U.S. Index and the Peer Group Index, and that any cash dividends on the common stock of each entity included in the data presented above were reinvested in that security. We have paid no dividends on our common stock.

All data contained in the stock performance graph and data chart set forth above are derived from sources believed to be reliable, but, because of the possibility of human and mechanical error and other factors, are provided from such sources with no express or implied warranties of any kind, and without any representations, warranties or guarantees as to either the accuracy or timeliness of such data. Historical stock price performance should not be relied upon as indicative of future stock price performance. Notwithstanding any reference in our prior or future filings with the Commission which purport to incorporate this proxy statement by reference into another filing, such incorporation does not include any material included herein under the caption “Common Stock Performance Graph.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial holders of more than 10% of our common stock to file with the Commission initial reports of ownership and reports of changes in ownership of our equity securities. We believe based on representations made by individuals required to file reports under Section 16 that all reports needed to be filed have been filed for the year ended December 31, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSCTIONS

As of March 15, 2007, Messrs. Michael R. Matthias and Jeffrey P. Berg, shareholders in Baker & Hostetler, LLP, held in the aggregate 43,563 shares of our common stock. Messrs. Matthias and Berg acquired such shares through the exercise of stock options which they accepted from us in exchange for legal services performed from July 1998 to May 2000. Messrs. Matthias and Berg had been partners at Jenkens & Gilchrist, LLP until July 2006, at which time Morgan, Lewis & Bockius LLP became our outside legal counsel.

We believe that all transactions with our affiliates have been entered into on terms no less favorable to us than could have been obtained from independent third parties. We intend that any transactions with officers, directors and 5% or greater stockholders will be on terms no less favorable to us than could be obtained from independent third parties, will be approved by a majority of our independent, disinterested directors and will comply with the Sarbanes Oxley Act and other securities laws and regulations. Our Audit Committee is charged with approving any related party transactions, as defined by applicable NASD rules, to which the Company is a party, and our Code of Business Conduct and Ethics, under the administration of the Nominations and Corporate Governance Committee, sets forth the Company’s position regarding conflicts of interest and the disposition thereof.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee is responsible for reviewing and approving the annual compensation of our executive officers, of whom we presently have three, the fourth having departed from our employ on June 30, 2006. These four current and former executive officers are our named executive officers. The Nominations and Corporate Governance Committee is responsible for reviewing and approving the compensation of our non-employee directors.

The Compensation Committee of the Board of Directors is composed solely of directors who are not our current or former employees, and each is independent under the revised listing standards of The Nasdaq Stock Market, Inc. The Board of Directors has delegated to the Compensation Committee the responsibility to review and approve our compensation and benefits plans, programs and policies, including the compensation of the chief executive officer and our other executive officers as well as middle-level management and other key employees. The Compensation Committee administers all of our executive compensation programs, incentive compensation plans and equity-based plans and provides oversight for all of our other compensation and benefit programs.

The key components of the compensation program for executive officers are base salary and bonus, and long-term incentives in the form of stock options and now, under the 2005 Equity Compensation Plan, in the form of restricted shares of our common stock. These components are administered with the goal of providing total compensation that is competitive in the marketplace, recognizes meaningful differences in individual performance and offers the opportunity to earn superior rewards when merited by individual and corporate performance.

Objectives of Compensation Program

The Compensation Committee intends to govern and administer compensation plans to support the achievement of our long-term strategic objectives, to enhance stockholder value, to attract, motivate and retain highly qualified employees by paying them competitively and rewarding them for their own and our success.

We have no retirement plans or deferred compensation programs in effect for our non-employee directors and our executive officers, except for our 401(k) plan in which the executive officers are eligible to participate. Compensation is generally paid as earned. We do not have an exact formula for allocating between cash and non-cash compensation, which has been in the form of stock options and awards of stock. We do not have a Non-Equity Incentive Plan, as that term is used in SFAS No. 123R, “Share-Based Payment.”

In order to assess whether the compensation program we had been providing to our executive officers was competitive and effective, the Compensation Committee engaged in 2005 a third-party consulting firm specializing in executive compensation. The consulting firm advised that our program was within the range of compensation programs that appeared to be offered by a group of our peer companies. The consulting firm also counseled the Compensation Committee on modifications to the compensation program which were under consideration. The primary consideration was the use of performance-based restricted stock. As an ongoing matter, the Committee does not engage a third-party consultant to advise on our compensation policies. Nor does the Committee delegate its responsibilities for reviewing and approving executive compensation, except in the case of the 2005 Investment Plan, where the Plan has pre-approved the grant of matching options to an executive who purchases shares of our common stock in the open market in accordance with the provisions of the Plan.

To the extent consistent with the foregoing objectives, the Compensation Committee also intends to maximize the deductibility of compensation for tax purposes. The Committee may, however, decide to exceed the tax deductible limits established under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) when such a decision appears to be warranted based upon competitive and other factors.

What Our Compensation Program is Designed to Reward

The key components of the compensation program for executive officers are base salary, bonus and long-term incentives in the form of stock options and now, under the 2005 Equity Compensation Plan, in the form of restricted shares of our common stock. These components are administered with the goal of providing total compensation that is competitive in the marketplace, recognizes meaningful differences in individual performance and offers the opportunity to earn superior rewards when merited by individual and corporate performance.

Stock price performance has not been a factor in determining annual compensation insofar as the price of the Company’s common stock is subject to a number of factors outside our control. We have endeavored through the grants of stock options to the executive officers to incentivize individual and team performance, providing a meaningful stake in the Company and linking them to a stake in the Company’s overall success. Through the awards of restricted stock, we have striven to forge a closer link by tying the vesting of the restricted stock to certain milestone prices of our common stock.

Elements of Our Compensation Program and How Each Element Relates to Objectives

There are three primary elements in the compensation package of our executive officers: base salary, bonus and long-term incentives. Compensation payable in the event of an executive’s termination from the Company is a secondary, material element in the package.

Base Salaries. Base salaries for our executive officers are designed to provide a base pay opportunity that is appropriately competitive within the marketplace. As an officer’s level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon our financial performance and stock price appreciation rather than base salary. Adjustments to each individual’s base salary are made in connection with annual performance reviews in addition to the assessment of market competitiveness.

Bonus. At the outset of a fiscal year, the Compensation Committee establishes a bonus program for executive officers and other managers and key employees eligible to participate in the program. The program is based on a financial plan for the fiscal year and other business factors. The amount of bonus, if any, hinges on corporate performance and financial condition and on the performance of the participant in the program. A program will typically allow some partial or discretionary awards based on an evaluation of the relevant factors. Provision for bonus expense is typically made over the course of a fiscal year. The provision becomes fixed, based on the final review of the Committee, which is usually made after the financial results of the fiscal year have been reviewed by our independent accountants. For 2006, there were three factors of generally equal weight: Company revenues, the Company’s net loss or profit and a discretionary component.

Long-Term Incentives. Grants of stock options under our stock option plans are designed to provide executive officers and other managers and key employees with an opportunity to share, along with stockholders, in our long-term performance. Stock option grants are generally made annually to all executive officers, with additional grants being made following a significant change in job responsibility, scope or title or a significant achievement. The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with us, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual.

Prior to 2006, stock options granted under the various stock option plans generally had a four-year vesting schedule depending upon the size of the grant, and generally were to expire five years from the date of grant. In 2006, the Committee determined that such grants would be for ten years and vest over five years. The exercise price of options granted under the stock option plans is at no less than 100% of the fair market value of the underlying stock on the date of grant. The number of stock options granted to each executive officer is determined by the Compensation Committee based upon several factors, including the executive officer’s salary grade, performance and the estimated value of the stock at the time of grant, but the Compensation Committee has the flexibility to make adjustments to those factors at its discretion. The options granted to executives as a rule have provisions by which vesting and exercisability are accelerated in the event of a change of control or a termination of employment initiated by the Company other than for cause.

Similar criteria are applied in making awards of restricted shares of our common stock under the 2005 Equity Compensation Plan, but in the case of restricted stock, we have made direct linkage between the price performance of our stock with the vesting schedule of the restricted stock.

To encourage our executive officers to have a greater stake in the equity of the Company, the Committee recommended, and the Board of Directors and the Company stockholders approved at the 2005 Annual Stockholders’ Meeting, the 2005 Investment Plan.

Compensation on Termination of Employment or Change of Control. We have employment agreements with Messrs. O’Donnell, McGrath and Stewart. These agreements provide for severance upon termination of employment, whether in context of a change of control or not. We also had an employment agreement with Mr. Clifford, but we mutually agreed to a separation agreement that superseded his employment agreement, effective June 30, 2006.

In the event of a involuntary termination not in connection with a change in control of the Company, an executive will be vested in those options that were unvested as of the termination but that would have vested in the 12 months following termination. In the event of a change of control, all of an executive’s unvested options will vest. As to unvested shares of restricted stock, they will vest upon a change of control to the extent that the acquisition price exceeds a milestone price or if the acquirer elects not to continue to employ the services of the executive.

We also have arrangements with other key employees under which we would be obliged to pay compensation upon their termination outside a context of change of control, and, for a lesser number of key employees, by virtue of a change of control. If all such executive officers and key employees were terminated other than for cause and not within a change of control, we would have had an aggregate commitment of approximately $1,677,000 at December 31, 2006 for severance and related compensation. However, the obligation for such compensation that would arise in favor of the executive officers and certain key employees by virtue of a change of control would have been approximately $2,146,000 at December 31, 2006.

How Amounts Were Selected for Each Element of an Executive’s Compensation

Each executive’s current and prior compensation is considered in setting future compensation. In addition, we review from time to time the compensation practices of other companies, particularly peer companies. To some extent, our compensation plan is based on the market and the companies we compete against for executives. Base salary and the long-term incentives are not set with reference to a formula.

An executive’s target bonus amount is set by an executive’s employment agreement, which was negotiated at arm’s length. A target bonus, or portion thereof, is earned, based on fulfillment of conditions, which are set by the Committee at the outset of a fiscal year.

As a general rule, options and/or restricted stock awards are made in the first or second quarter of a year and after the financial results for the prior year have been audited and reported to the Board of Directors. Grants and/or awards are valued, and exercise prices are set, as of the date the grant or award is made. Exceptions to the general rule may arise for grants made to recognize a promotion or to address the effect of expiring options. The Committee may elect to defer a grant until after the Company has made public disclosure of its financial results, typically in a conference call on earnings; in such a case, the exercise price is set at the higher of the closing prices on the approval date or on the fixed grant date. In these deliberations, the Compensation Committee does not delegate any related function, unless to the Board of Directors as a whole, and the grants or awards made to executives are valued under the same measurement standards as to other grantees.

Accounting and Tax Considerations

On January 1, 2006, we adopted SFAS No. 123R. Under this accounting standard, we are required to value stock options granted, and restricted stock awarded, in 2006 and beyond under the fair value method and expense those amounts in the income statement over the vesting period of the stock option or restricted stock. We were also required to value unvested stock options granted prior to our adoption of SFAS 123R under the fair value method and amortize such expense in the income statement over the stock option’s remaining vesting period. A material portion of such amortizing expense relates to option grants made to our executive officers, and future option grants and stock awards made in 2006 and beyond to our executive officers will also have a material impact on such expense.

Our compensation program has been structured to comply with Internal Revenue Code Sections 409A and 162(m). If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive service-provider is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income.

Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. The Compensation Committee has been advised that based upon prior stockholder approval of the material terms of our stock option plans, compensation under these plans is excluded from this limitation, provided that the other requirements of Section 162(m) are met. However, when warranted based upon competitive and other factors, the Compensation Committee may decide to exceed the tax deductible limits established under Section 162(m) Code. The base salary provided to each executive in 2004, 2005 and 2006 did not exceed the limits under Section 162(m) for tax deductibility; no executive exercised any options in 2004, 2005 or 2006.

Overview of Executive Employment Agreements and 2006 Equity-Based Awards

Employment Agreement with Jeffrey F. O’Donnell. In November 1999, we entered into an employment agreement with Jeffrey F. O’Donnell to serve as our President and Chief Executive Officer and amended and restated that agreement in August 2002. This agreement has been renewed through December 31, 2007 and will expire then if due notice is given by December 1, 2007. If due notice is not given, then the agreement will renew for an additional year and thereafter on an annual basis. Mr. O’Donnell’s current base salary is $350,000 per year. If we terminate Mr. O’Donnell other than for “cause” (which definition includes nonperformance of duties or competition of the employee with our business), then he will receive severance pay equal to $350,000, payable over 12 months. If a change of control occurs, and Mr. O’Donnell becomes entitled to severance pay by virtue of provisions related to the change of control, then he may become entitled to severance equal to 200% of his then base salary in a lump sum.

On January 15, 2006, Mr. O’Donnell was granted 200,000 incentive stock options (having an exercise price of $2.50 and a life of 10 years, vesting ratably over the first 5 years from the 2005 Equity Compensation Plan. In the event of a sale of the Company, the options will become fully vested and exercisable). He was also awarded from the 2005 Equity Compensation Plan and as of the same date 525,000 restricted shares of our common stock, setting their purchase price at $0.01 per share. Shares that are purchased will be held in escrow by us for as long as they are subject to our right of repurchase. Our right of repurchase will continue for such shares for so long as the shares remain subject to performance restrictions and time restrictions.

As to the performance restrictions, our repurchase right will lapse if the trading price of our common stock attains certain targets above the 2005 Average Price, which by contract was set at $2.50, being higher than the average fair market value (generally the closing price of our common stock) for each of the trading days in the 90-day period ending on December 28, 2005. For the years 2006 through 2010, the Average Price will mean the average fair market value of our common stock for each of the trading days in the last three months of the calendar year. Our right of repurchase shall lapse with respect to 20% of the purchased shares if the 2006 Average Price equals or exceeds the 2006 Target Price, where the term “2006 Target Price” will equal 125% of the 2005 Average Price, or $3.13, and where the lapsing shall be effective as of December 31, 2006. The restrictions did not lapse in 2006 inasmuch as the 2006 Target Price was not attained.

Likewise, our right of repurchase will lapse with respect to 20% of the purchased shares if the 2007 Average Price equals or exceeds the 2007 Target Price, where the term “2007 Target Price” will equal 125% of the 2006 Target Price, or $3.91, and so on. For 2010, if the 2010 Average Price equals or exceeds the 2010 Target Price of $7.64, then our right of repurchase will lapse with respect to all of the purchased shares for which our repurchase right has not previously lapsed, and such lapsing will be effective as of December 31, 2010. As to time restrictions, to the extent that any of the purchased shares remain subject to our right of repurchase and therefore are unvested, they will vest ratably (i.e. one-third) on the fifth, sixth and seventh anniversaries of the award of the restricted shares.

However, in the event of a transaction that constitutes a change in control of the Company, our right of repurchase will lapse with respect to the performance restrictions on the restricted shares that are unvested immediately prior to the consummation of such transaction as follows. Where the per-share purchase price paid or deemed paid in connection with such change in control is equal to or greater than a Target Price described above, then it shall be deemed that the Target Price has been attained as of the change in control, and our repurchase rights applicable to such Target Price will lapse. Shares that have not vested on a change of control will remain subject to such repurchase restriction. Such shares still subject to repurchase shall vest ratably and monthly over the period of time (but not greater than 36 months) that the acquirer in the change in control event contracts for Mr. O’Donnell’s services. If the acquirer opts not to contract for such services, then the unvested balance of shares will vest as of the change in control event.

On May 25, 2006, Mr. O’Donnell was granted 2,000 stock options under the 2005 Investment Plan. The exercise price of the options was set at the price paid by Mr. O’Donnell for 2,000 shares of our common stock purchased by Mr. O’Donnell in the open market.

On November 20, 2006, Mr. O’Donnell was granted stock options on 125,000 shares of our common stock out of the 2005 Equity Compensation Plan and the exercise price was set at the closing price of our stock on the date of grant. This grant offset the expiry in December 2006 of 125,000 options which had been made to Mr. O’Donnell in December 2001 from the now-frozen 2000 Stock Option Plan.

Employment Agreement with Dennis M. McGrath. In November 1999, we entered into an employment agreement with Dennis M. McGrath to serve as our Chief Financial Officer and Vice President-Finance and Administration and amended and restated that agreement in August 2002. This agreement has been renewed through December 31, 2007 and will expire then if due notice is given by December 1, 2007. If due notice is not given, then the agreement will renew for an additional year and thereafter on an annual basis. Mr. McGrath’s current base salary is $285,000 per year. If we terminate Mr. McGrath other than for “cause” (which definition includes nonperformance of duties or competition of the employee with our business), then he will receive severance pay equal to $285,000, payable over 12 months. If a change of control occurs, Mr. McGrath becomes entitled to severance pay by virtue of provisions related to the change of control, then he may become entitled to severance equal to 200% of his then base salary in a lump sum.

On January 15, 2006, Mr. McGrath was awarded from the 2005 Equity Compensation Plan 335,000 restricted shares of our common stock, having a purchase price at $0.01 per share. The terms and conditions applicable to Mr. McGrath’s award of restricted stock are the same as the terms and conditions applicable to the award to Mr. O’Donnell, which are discussed above.

On March 10, 2006, Mr. McGrath was granted 140,000 stock options from the 2005 Equity Compensation Plan after the audited financial results of the Company had been reported to the Board of Directors and disclosed in our conference call on earnings.

On May 24, 2006 and May 25, 2006, Mr. McGrath was granted 5,000 and 2,000 non-qualified stock options, respectively, under the 2005 Investment Plan. In accordance with the terms of the Investment Plan, the exercise price of each option was set at the price paid by Mr. McGrath for each of his discrete purchases of shares of our common stock in the open market.

On November 20, 2006, Mr. McGrath was granted stock options on 110,000 shares of our common stock out of the 2005 Equity Compensation Plan; the exercise price was set at the closing price of our stock on the date of grant. This grant offset the expiry in December 2006 of 110,000 options which had been granted to Mr. McGrath in December 2001 from the now-frozen 2000 Stock Option Plan.

Employment Agreement with Michael R. Stewart. Effective December 27, 2002, Michael R. Stewart became the Company’s Executive Vice President of Corporate Operations, pursuant to an employment agreement. Mr. Stewart became our Chief Operating Officer on July 19, 2005, at which time he was granted 40,000 options. Mr. Stewart’s current base salary is $250,000 per year. This agreement has renewed through December 31, 2007 and will expire then if due notice is given by December 1, 2007. If due notice is not given, then the agreement will renew for an additional year and thereafter on an annual basis. If we terminate Mr. Stewart other than for “cause” (which definition includes nonperformance of duties or competition of the employee with our business), then he will receive severance pay equal to his base pay, payable over 12 months. If a change of control occurs, Mr. Stewart becomes entitled to severance pay by virtue of provisions related to the change of control, then he may become entitled to severance equal to 200% of his then base salary, payable over 12 months.

On March 10, 2006, Mr. Stewart was granted 100,000 stock options from the 2005 Equity Compensation Plan, after the audited financial results of the Company had been reported to the Board of Directors and disclosed in our conference of earnings.

SUMMARY COMPENSATION TABLE

The following table includes information for the year ended December 31, 2006 concerning compensation for our three incumbent executive officers and our one executive officer who separated from us on June 30, 2006. All of our other officers are not executive officers, within the meaning ascribed by the Securities and Exchange Act of 1934.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)	Equity Incentive Plan Compensation ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
Jeffrey F. O’Donnell, President and Chief Executive Officer	2006	350,000	157,500	420,213	943,005	17,395	1,888,113

Dennis M. McGrath, Chief Financial Officer & Vice President - Finance/Administration	2006	285,000	102,600	377,054	601,727	15,105	1,381,486

Michael R. Stewart, Chief Operating Officer and Executive Vice President	2006	250,000	75,000	190,200	0	18,366	533,566

John F. Clifford, former Executive Vice President, Dermatology	2006	150,000	0	0	0	156,000	306,000

(1)	“Bonus” in the foregoing table is the bonus earned in 2006, even though it will have been paid in a subsequent period.

(2)	The Company does not have a Non-Equity Incentive Plan. The Equity Incentive Plan is comprised of our awards of restricted common stock.

(3)
The amounts shown for option awards relate to shares granted under our 2005 Equity Compensation Plan and 2005 Investment Plan. These amounts are equal to the dollar amounts recognized in 2006 with respect to the option awards for financial statement purposes, computed in accordance with SFAS 123R, but without giving effect to estimated forfeitures. The assumptions used in determining the amounts in this column are set forth in note 1 to our consolidated financial statements. For information regarding the number of shares subject to 2006 awards, other features of those awards, and the grant date fair value of the awards, see the Grants of Plan-Based Awards Table below.

(4)
“All Other Compensation” includes car allowance ($12,000), premiums for supplementary life insurance and matching 401(k) plan contributions for Messrs O’Donnell, McGrath and Stewart. In Mr. Clifford’s case, it includes severance payment and allied benefits of $150,000 and car allowance of $6,000.

Non-Qualified Deferred Compensation

The Company has no plan or program of non-qualified deferred compensation.

Potential Payments on Termination of Employment or Change of Control

Potential payments to our three incumbent executives on termination of employment or upon a change of control of the Company are governed by their respective employment agreements and by the terms of their option agreements and restricted stock agreements. Mr. Clifford is currently receiving payments by virtue of the Separation Agreement we entered with him on April 30, 2006.

If any of the events set forth in the table had occurred by December 31, 2006, then we estimate the value of the benefits that would have been triggered and thus accrued to the three incumbent executives as set forth below. Also set forth below are the benefits that Mr. Clifford will receive after December 31, 2006.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason	After Change in Control Termination w/o Cause or for Good Reason	Voluntary Termination	Death (4)	Disability (4)	Change in Control

Jeffrey F. O’Donnell(1)(2)	Severance	350,000	700,000	0	0	0	N/A
	Health continuation	15,378	30,756	0	0	0	N/A
	AD&D insurance	780	1,560	0	0	0	N/A
	Executive life ins.	5,355	10,711	0	0	0	N/A
	Accelerated vesting (1)(2)	0	577,500	0	0	0	0

Dennis McGrath(1)(2)	Severance	285,000	570,000	0	0	0	N/A
	Health continuation	15,378	30,756	0	0	0	N/A
	AD&D insurance	780	1,560	0	0	0	N/A
	Executive life ins.	1,680	10,152	0	0	0	N/A
	Accelerated vesting (1)(2)	0	368,500	0	0	0	0

Michael Stewart(2)	Severance	250,000	500,000	0	0	0	N/A
	Health continuation	15,378	30,756	0	0	0	N/A
	AD&D insurance	780	1,560	0	0	0	N/A
	Executive life ins.	5,076	10,152	0	0	0	N/A
	Accelerated vesting (2)	0	0	0	0	0	0

John Clifford(3)	Severance, consulting	N/A	N/A	202,500	N/A	N/A	N/A
	Health continuation	N/A	N/A	9,430	N/A	N/A	N/A
	AD&D insurance	N/A	N/A	0	N/A	N/A	N/A
	Executive life ins.	N/A	N/A	0	N/A	N/A	N/A

(1)
If upon a change of control, the acquirer does not desire the services of the executive, then any unvested restricted stock will vest. The closing price of our stock on December 29, 2006 (the last trading day of the year) was $1.11. All shares were unvested at that date and were purchased for the par value of the stock, i.e. $0.01. Each share would return a gain of $1.10.

(2)
All unvested options become exercisable by reason of a change of control. However, none of the executives’ unvested options as of December 31, 2006 were in the money, and therefore there would have been no benefit as of December 31, 2006. Similarly, in the event of an involuntary termination without cause, the executive optionee becomes vested in those options that would otherwise have vested in twelve months following the date of termination. As in the hypothetical change of control, so in this case of hypothetical involuntary termination, there would have been no benefit to the optionee inasmuch as no option was in the money at December 31, 2006.

(3)
Mr. Clifford resigned on June 30, 2006. After December 31, 2006 and until June 30, 2007, he will receive severance of $150,000, and he will receive health continuation benefits until September 30, 2007. For the period July 1, 2007 to June 30, 2008, Mr. Clifford will continue to act as consultant for us for $52,500. After June 30, 2008, he may discontinue such services.

(4)	We pay an executive’s salary and benefits through the end of the month of termination due to death or disability, except that we will pay the disability premiums during the period of disability.

STOCK OPTIONS

The 2005 Equity Compensation Plan is currently the primary vehicle by which stock awards and option grants are made to the executives and other service-providers. The Plan has been authorized by the stockholders for 3,160,000 shares of our common stock. Participation in the 2005 Investment Plan is limited to the executives; this Plan has been authorized by the stockholders for 400,000 shares of our common stock.

Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to the options granted and stock awarded during or for the year ended December 31, 2006 to each of our executive officers listed in the Summary Compensation Table as shown under the caption “Executive Compensation.” Stock awards and option grants made in 2006 were primarily from the 2005 Equity Compensation Plan. Matching options grants were made out of the 2005 Investment Plan to Messrs. O’Donnell and McGrath for 2,000 and 7,000 options, respectively. There were no grants or awards to Mr. Clifford in 2006.

GRANTS OF PLAN-BASED AWARDS TABLE

			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Closing Price on Grant Date ($ / Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Approval Date (1)	Threshold (#)	Target (#)	Maximum (#)
Jeffrey O’Donnell	1/15/06	12/28/05	—	525,000	—	200,000	2.50	1.83	1,245,805
	5/24/06	5/24/06				2,000	1.59	N/A	2,788
	11/20/06	11/20/06				125,000	1.11	1.11	114,625

Dennis McGrath	1/15/06	12/28/05	—	335,000	—	N/A	N/A	1.83	601,727
	3/10/06	2/28/06				140,000	2.23	1.97	266,280
	5/24/06	5/24/06				5,000	1.58	N/A	6,972
	5/25/06	5/25/06				2,000	1.63	N/A	2,932
	11/20/06	11/13/06				110,000	1.11	1.11	100,870

Michael Stewart	3/10/06	2/28/06				100,000	2.23	1.97	223,000

(1)
On December 28, 2005, the stockholders approved that the awards to Messrs. O’Donnell and McGrath should be made on January 15, 2006. The exercise prices of options granted under the 2005 Investment Plan were set equal to the optionee’s purchase price of shares of common stock on the date of the grant. The grant of options on March 10, 2006 was delayed at the decision of the Board on February 28, 2006, until after the conference call of earnings had taken place. The exercise price was to be the higher of the closing prices on February 28, 2006 (i.e. $2.23) and March 10, 2006 (i.e. $1.97).

(2)
The Company does not have a Non-Equity Incentive Plan. The Equity Incentive Plan is comprised of the restricted shares of common stock Issued to Messrs. O’Donnell and McGrath under the 2005 Equity Compensation Plan.

(3)	The exercise price of options granted on 5/24/06, 5/25/06 and 5/26/06 were set equal to the optionee’s purchase price of shares of common stock on the date of the grant.

(4)	Computed in accordance with SFAS 123R.

Outstanding Equity Awards Value at Fiscal Year-End Table

The following table includes certain information with respect to the value of all unexercised options previously awarded to the executive officers named above at the fiscal year end, December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)(1)	(#)	($) (1)
Jeffrey O’Donnell	93,750	31,250	0	1.66	1/16/08	0	0	N/A	N/A
	75,000	75,000	0	2.14	1/22/09	0	0	N/A	N/A
	112,500	37,500	0	2.45	3/1/10	0	0	N/A	N/A
	0	200,000	0	2.50	N/A	0	0	525,000	582,750
	0	2,000	0	1.59	5/24/16	0	0	N/A	N/A
	0	125,000	0	1.11	11/20/16	0	0	N/A	N/A

Dennis McGrath	82,500	27,500	0	1.66	1/16/08			N/A	N/A
	62,500	62,500	0	2.14	1/22/09	0	0	N/A	N/A
	105,000	35,000	0	2.45	3/1/10	0	0	N/A	N/A
	0	N/A	0	N/A	N/A	0	0	335,000	371,850
	0	140,000	0	2.23	3/10/16	0	0	N/A	N/A
	0	5,000	0	1.58	5/24/16	0	0	N/A	N/A
	0	2,000	0	1.63	5/25/16	0	0	N/A	N/A
	0	110,000	0	1.11	11/20/16	0	0	N/A	N/A

Michael Stewart	150,000	0	0	1.85	12/27/07	0	0	N/A	N/A
	75,000	0	0	1.83	1/2/08	0	0	N/A	N/A
	75,000	37,500	0	2.14	1/22/09	0	0	N/A	N/A
	100,000	75,000	0	2.45	3/1/10	0	0	N/A	N/A
	40,000	20,000	0	2.63	7/19/10	0	0	N/A	N/A
	0	100,000	0	2.23	3/10/16	0	0	N/A	N/A

John Clifford	33,110	0	0	2.17	9/30/08	0	0	N/A	N/A
	99,330	0	0	1.16	9/30/08	0	0	N/A	N/A
	66,220	0	0	1.07	9/30/08	0	0	N/A	N/A
	66,220	0	0	1.96	9/30/08	0	0	N/A	N/A
	99,330	0	0	2.76	9/30/08	0	0	N/A	N/A
	27,591	5,519	0	1.65	9/30/08	0	0	N/A	N/A
	167,500	82,500	0	2.78	9/30/08	0	0	N/A	N/A

(1)	The market value of unvested shares of restricted stock is based on $1.11 per share, which was the closing price of our stock on December 29, 2006, the last trading day of 2006.

Option Exercises and Stock Vested Table

None.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Our Audit Committee has appointed Amper, Politziner & Mattia, P.C. as our independent auditors for the fiscal years ending December 31, 2006 and 2005.

The following table shows the fees paid or accrued by us for the audit and other services provided by Amper, Politziner & Mattia for 2006 and 2005:

	2006	2005
Audit Fees	343,000	$343,000
Audit-Related Fees	35,000	20,000
Tax Fees	—	—
All Other Fees	1,250	23,000
Total	$379,250	$386,000

As defined by the Commission, (i) “audit fees” are fees for professional services rendered by our principal accountant for the audit of our annual financial statements and review of financial statements included in our Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “audit fees”; (iii) “tax fees” are fees for professional services rendered by our principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products and services provided by our principal accountant, other than the services reported under audit fees,” “audit-related fees,” and “tax fees.”

Audit Fees. The aggregate fees billed to us in 2006 by the independent auditors, Amper, Politziner & Mattia, P.C., for professional services rendered in connection with our Quarterly Reports on Form 10-Q and for the audits of our financial statements and internal controls included in this Annual Report on Form 10-K for 2006, totaled approximately $343,000.

The aggregate fees billed to us in 2005 by the independent auditors, Amper, Politziner & Mattia, P.C., for professional services rendered in connection with our Quarterly Reports on Form 10-Q and for the audits of our financial statements and internal controls included in this Annual Report on Form 10-K for 2005, totaled approximately $343,000.

Audit-Related Fees. The aggregate fees billed to us by Amper, Politziner & Mattia, P.C. for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements that are not already reported in the paragraph immediately above totaled approximately $35,000 for 2006 and $20,000 for 2005.

All Other Fees. The aggregate fees billed to us by Amper, Politziner & Mattia, P.C. for products and services rendered by Amper, Politziner & Mattia for tax consulting and other services were for $1,250 for 2006 and $23,000 for 2005.

Engagement of the Independent Auditor. The Audit Committee is responsible for approving each engagement of Amper, Politziner & Mattia, P.C. to perform audit or non-audit services for us before Amper, Politziner & Mattia, P.C. is engaged to provide those services. Under applicable Commission rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditors in order to ensure that they do not impair the auditors’ independence. The Commission’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent auditors.

Consistent with the Commission’s rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent auditors to us or any of our subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee’s pre-approval policy provides as follows:

•
First, once a year when the base audit engagement is reviewed and approved, management will identify all other services (including fee ranges) for which management knows it will engage Amper, Politziner & Mattia for the next 12 months. Those services typically include quarterly reviews, specified tax matters, certifications to the lenders as required by financing documents, consultation on new accounting and disclosure standards and, in future years, reporting on management’s internal controls assessment.

•	Second, if any new “unlisted” proposed engagement arises during the year, the engagement will require approval of the Audit Committee.

Auditor Selection for Fiscal 2007 Amper, Politziner & Mattia, P.C. has been selected to serve as our independent auditors for the year ending December 31, 2007, subject to conclusion of an engagement letter. We seek ratification of this selection by our stockholders at the next Annual Meeting as a matter of corporate practice.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

We currently have seven (7) members on our Board of Directors, Mr. Charlton having resigned effective April 27, 2007 to pursue other business interests, and Mr. Connelly having been appointed to the Board on the same date to replace him. These seven members have been nominated for election at the Meeting to hold office until the next annual meeting or until their successors are qualified, subject to their prior death, resignation or removal. There are no family relationships among any of our directors and executive officers. In the absence of instructions to the contrary, shares of common stock represented by properly executed proxies will be voted for the seven (7) nominees listed herein below, all of whom are recommended by our Board and who have consented to be named and to serve if elected.

In the event that any nominee recommended by the Nominations and Corporate Governance Committee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who is designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The Board knows of no reason why any of the nominees will be unavailable or decline to serve as a director. The information presented below is as of the Record Date, and is based in part on information furnished by the nominees and in part from our records.

The affirmative vote of a plurality of the Votes Cast at the Meeting is required to elect the directors nominated above. That means the seven (7) nominees will be elected if they receive more affirmative votes than any other nominees.

The Board of Directors unanimously recommends a vote FOR each nominee.

Richard J. DePiano
Jeffrey F. O’Donnell
Alan R. Novak
Anthony J. Dimun
David W. Anderson
Wayne M. Withrow
Stephen P. Connelly

Information with respect to each individual currently serving as a director of the Company is provided in the section entitled “Directors, Executive Officers and Corporate Governance.”

The Board of Directors Unanimously Recommends a Vote “FOR” the election of the directors listed herein.

PROPOSAL 2 - RATIFICATION OF AMPER, POLITZINER & MATTIA, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

We first engaged Amper, Politziner & Mattia, P.C. on June 9, 2004 to be our independent registered public accounting firm. Amper, Politziner & Mattia, P.C. has conducted reviews of our results for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006 and an audit of our financial statements (and system of internal controls over financial reporting) for the year ended December 31, 2006. The Audit Committee of the Board has selected Amper, Politziner & Mattia, P.C., independent registered public accountants, to audit our financial statements and opine on our system of internal controls for the fiscal year ending December 31, 2007. Consistent with that selection, Amper, Politziner & Mattia has reviewed our results for the quarter ended March 31, 2007. Representatives of Amper, Politziner & Mattia are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Amper Politziner & Mattia, P.C as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Amper Politziner & Mattia, P.C to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our stockholders.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the outstanding common stock present in person or by proxy at the Meeting is required to ratify the selection of Amper, Politziner &Mattia, P.C.

The Board of Directors Unanimously Recommends a Vote “FOR” ratification of the appointment of Amper, Politziner & Mattia, P.C. as our independent registered public accounting firm.

PROPOSAL 3 - INCREASE OF AUTHORIZED SHARES OF COMMON STOCK

General

Stockholders are being asked to approve an amendment to our Certificate of Incorporation to increase the authorized number of shares of common stock from 75,000,000, par value $0.01 per share, to 100,000,000, par value $0.01 per share. The Board has adopted a resolution authorizing this amendment, subject to stockholder approval. The Board believes that the proposed amendment will provide certain long-term advantages to us and to our stockholders and recommends approval by the stockholders.

As of March 15, 2007, we had 62,536,054 shares of common stock issued and outstanding, 4,746,657 shares of common stock reserved for issuance underlying currently issued and outstanding warrants, 6,486,315 shares of common stock reserved for issuance underlying currently issued and outstanding options, 1,040,250 shares of common stock reserved for issuance under certain of our existing equity compensation plans. Accordingly, there were currently 190,724 shares of common stock available for future issuance and contingencies. We are contingently obliged to issue warrants in connection with future draws under our leasing credit facility with GE Capital Corporation and/or in the event that AzurTec, Inc. raises and additional $1 million in equity capital by December 30, 2007.

Purpose and Background of the Increase in Authorized Shares

We are proposing to increase the total number of our authorized shares of common stock to 100,000,000 so that we will have sufficient authorized but unissued common stock for various corporate purposes including, but not limited to, the sale of stock to raise capital, the purchase of property or acquisition of product lines or licenses, combinations with other companies, the use of additional shares for various equity compensation and other employee benefit plans, the declaration of stock splits or distributions, and other general corporate transactions. In addition, we consider merger and acquisition opportunities from time to time in the ordinary course of our business and may use shares to satisfy any portion of the consideration for such transactions. Based on the nearly 74,809,000 shares of common stock that were currently either outstanding or reserved for future issuance, the Board has determined that the number of unreserved shares of common stock presently available for issuance is not sufficient for these purposes.

Additional stockholder action will not be required for our Board to issue these additional shares for any proper corporate purpose approved by our Board, except as may be required by law, regulation or the rules of any stock exchange or quotation system on which the common stock is then listed or quoted (currently The Nasdaq Global Market System). Additional stockholder approval requirements may apply in the case of certain transactions, such as business combination transactions or the adoption of employee benefit plans. If any such additional shares are to be issued in connection with potential business transactions that independently require stockholder approval, such approval will be sought at the appropriate time.

Other than as specified above and as permitted or required under our employee benefit plans and under outstanding options and warrants, we have no present arrangements, agreements or understandings for the use of the additional shares proposed to be authorized. We reserve the right to seek a further increase in authorized shares from time to time in the future as we consider appropriate.

Effect on Outstanding Common Stock

The additional shares of common stock authorized by the proposed amendment would have the same rights and privileges as the shares of common stock currently authorized and issued. The adoption of this proposal would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders; however, if our Board elects to issue additional shares of common stock pursuant to adoption of this proposal, such issuance of could have the effect of diluting equity or earnings per share, book value or the voting rights of the present holders of shares of our common stock. Current stockholders do not have preemptive rights under our Certificate of Incorporation and will not have such rights with respect to the additional authorized shares of common stock

Potential Anti-Takeover Effect

The proposed amendment to increase the number of authorized shares of common stock could, under certain circumstances, have an anti-takeover effect. For example, in the event of a hostile takeover attempt, it may be possible for us to issue additional shares of common stock, thereby diluting or impairing the voting power of the other outstanding shares of common stock and increasing the potential costs to acquire control of us. The amendment therefore may have the effect of discouraging unsolicited takeover attempts, thereby potentially limiting the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. It also may have the effect of perpetuating our current management, including the current Board, and placing it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business.

Certain provisions of our charter documents, including provisions eliminating the ability of stockholders to take action by written consent, may have the effect of delaying or preventing changes in control or management, which could have an adverse effect on the market price of our common stock. In addition, our charter documents do not permit cumulative voting, which may make it more difficult for a third party to gain control of our Board.

Vote Required; Recommendation of the Board of Directors

Under our Certificate of Incorporation and Delaware law, this proposal to increase the authorized number of shares of common stock in our Certificate of Incorporation must be approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock.

As amended, the text of Article Four of our Certificate of Incorporation would read as follows:

Fourth: The total number of shares of stock which the Corporation shall have the authority to issue is One Hundred Million (100,000,000) shares, consisting of One Hundred Million (100,000,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”).

The Board of Directors Unanimously Recommends a Vote “FOR” the increase of authorized shares of common stock.

PROPOSAL 4 -AMENDMENT TO 2005 EQUITY COMPENSATION PLAN.

Stockholders are being asked to approve an amendment to the 2005 Equity Compensation Plan (the “2005 Equity Plan”) to increase the number of shares of common stock reserved for issuance under the Pan from 3,160,000 shares to 6,160,000 shares. The Board has adopted a resolution approving this amendment, subject to stockholder approval. The Board believes that the proposed amendment will provide certain long-term advantages to us and to our stockholders and recommends approval by the stockholders.

We have reserved an aggregate of 3,160,000 shares of common stock for issuance under this 2005 Equity Plan. As of March 15, 2007, we had granted under this Plan 1,897,000 options and 860,000 restricted stock awards , and 421,000 shares were available for grant, there having been no exercises.

The general purposes of the 2005 Equity Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees and consultants and to promote the success of our business. At present we have nearly exhausted the pool of authorized shares in respect of which we may grant options. Our Board believes it essential to carrying out our business plan to have the ability to provide new and existing employees with incentives tied to our success. The Board reserves the right to determine whether to implement the increase in the number of options or other forms of grants reserved for issuance under the 2005 Equity Plan pursuant to this proposal, depending on certain factors, including without limitation, the approval of Proposal 3 of this proxy statement to increase the number of authorized shares of common stock under our Certificate of Incorporation.

Following is a brief description of the 2005 Plan:

General Purpose. The general purposes of the 2005 Equity Plan are to establish incentives designed to attract, recognize, reward and retain competent executive and key employees, as well as independent consultants, whose performance, contribution and skills are critical to us, and to promote the increased ownership of common stock among our executives and key employees in order to increase their proprietary interest in our business. Our independent directors will not receive awards under the 2005 Equity Plan, but rather will continue to be compensated under the 2000 Non-Employee Director Plan. The 2005 Equity Plan was adopted by the Board of Directors on November 9, 2005 and approved by the stockholders on December 28, 2005. The Plan will continue for ten years after it was first approved by the stockholders, i.e. until December 28, 2015. The following discussion summarizes certain aspects of the 2005 Equity Plan, but is qualified in its entirety by reference to the Plan itself, which was attached as “Exhibit A” to our proxy statement filed with the Commission on November 15, 2005.

Shares Subject to the 2005 Equity Plan. We have reserved for issuance up to 3,160,000 shares of common stock under the 2005 Equity Plan. If shares of common stock are forfeited for any reason, prior to the lapsing of the applicable restrictions, the forfeited shares will become available for new awards in accordance with the terms of the 2005 Equity Plan. If any award granted under the 2005 Equity Plan for any reason expires or otherwise terminates without having vested in full, the common stock not vested under such award will again become available for new awards under the 2005 Equity Plan.

Administration of and Eligibility under 2005 Equity Plan. The 2005 Equity Plan, as adopted, provides for the award of shares of common stock to our executive and other key employees, including those of our subsidiaries, as an incentive to remain in the employ of or to provide services to us and our subsidiaries, as well as awards to independent consultants. The 2005 Equity Plan authorizes the issuance of awards to be awarded by a committee (the “Plan Committee”) established by the Board of Directors to administer the 2005 Equity Plan. The Plan Committee is the Compensation Committee of the Board of Directors or such other similar committee as may in the future be designated by the Board of Directors to perform those functions presently being performed by the Compensation Committee. The Plan Committee will consist of at least three members, each of whom will be a non-employee director, as such term is defined under Rule 16b-3 of the Exchange Act, will qualify as an outside director, for purposes of Section 162(m) of the Code and will comply with the listing standards of the primary trading market or securities exchange on which the common stock then trades.

The terms and conditions of each award will be determined by the Plan Committee, in its sole and absolute discretion, and may change from time to time. Our officers and key employees, as well as independent consultants, are eligible to receive awards under the 2005 Equity Plan. However, the Plan Committee will have sole and absolute discretion to determine the persons to whom awards will be made. The terms and conditions of separate awards need not be identical, but awards will include (through incorporation of provisions of the 2005 Equity Plan by reference in the agreement embodying the award or otherwise) the substance of the terms and conditions of the 2005 Equity Plan.

Subject to the terms and conditions of the 2005 Equity Plan, the Plan Committee will have the sole authority to: (a) interpret conclusively the provisions of the 2005 Equity Plan and decide all questions of fact arising in its application; (b) adopt, amend and rescind rules and regulations relating to the 2005 Equity Plan; (c) determine the executive and other key employees, as well as independent consultants, to whom awards may be made and the timing, method and amount of each such award; and (d) make any other determinations, exercise such powers and perform such acts the Plan Committee deems necessary or advisable, subject only to those determinations, powers and acts which may be reserved to the Board of Directors. The Board of Directors, in the exercise of this power, may correct any defect, omission or inconsistency in the 2005 Equity Plan or in any award, in a manner and to the extent it deems necessary or expedient to conform them to applicable provisions of law or to make the 2005 Equity Plan fully effective.

Recipient Agreements. The Plan Committee may require that each recipient enter into a written agreement with us, which will set forth all the terms and conditions of the award. The award agreement will contain such other terms, provisions and conditions not inconsistent herewith, as shall be determined by the Plan Committee. Following is a description of terms and conditions that are expected to apply to the various forms of awards.

Stock Options. The Plan Committee may grant incentive stock options (“ISOs”) under Section 422 of the Code. Except for ISOs granted to stockholders possessing more than ten percent (10%) of the total combined voting power of all classes of the securities of the Company or its subsidiaries to whom such ownership is attributed on the date of grant (“Ten Percent Stockholders”), the exercise price of each ISO must be at least 100% of the fair market value of our common stock, based on the closing sales price of the common stock as of the date prior to the date of grant. ISOs granted to Ten Percent Stockholders must be at an exercise price of not less than 110% of such fair market value. ISOs will vest in accordance with a schedule set by the Plan Committee; if the Committee sets no schedule, then the 2005 Equity Plan provides as a benchmark that ISOs will vest ratably as of the first five anniversaries of the date of grant. Each ISO must be exercised, if at all, within ten (10) years from the date of grant, but, within five (5) years of the date of grant in the case of ISO’s granted to Ten Percent Stockholders. The aggregate fair market value (determined as of the time of the grant of the ISO) of the common stock with respect to which the ISOs are exercisable for the first time by the optionee during any calendar year shall not exceed $100,000. If this threshold is exceeded, the ISOs accounting for the excess are automatically converted to non-statutory (non-qualified) stock options (“NSOs”).

The Plan Committee may also grant NSOs. Consistent with Section 409A of the Code, the exercise price of an NSO will never be less than 100% of the fair market value, based on the closing sales price of the common stock on the date prior to the date of grant of the option. The exercise period for each NSO will be determined by the Committee at the time such option is granted, but in no event will such exercise period exceed 10 years from the date of grant. NSOs will vest in accordance with a schedule set by the Plan Committee; if the Committee sets no schedule, then the 2005 Equity Plan provides as a benchmark that NSOs will vest ratably as of the first five anniversaries of the date of grant.

The Committee may allow an optionee to pay the exercise price of any option, and any associated withholding taxes, not only by means of cash but also by means of shares of our common stock.

Stock Appreciation Rights. Each stock appreciation right (“SAR”) granted under the 2005 Equity Plan will entitle the holder thereof, upon the exercise of the SAR, to receive from the Company, in exchange therefor, an amount equal in value to the excess of the fair market value of one share of common stock on the date of exercise over the fair market value of one share of our common stock on the date of grant (or in the case of an SAR granted in connection or tandem with an option, the excess of the fair market of one share of common stock at the time of exercise over the option exercise price per share under the option to which the SAR relates), multiplied by the number of shares of common stock covered by the SAR or the option, or portion thereof, that is surrendered.

SARs will be exercisable only at the time or times established by the Plan Committee. If an SAR is granted in connection with an option, the SAR will be exercisable only to the extent and on the same conditions that the related option could be exercised. The Plan Committee may impose any conditions upon the exercise of an SAR or adopt rules and regulations from time to time affecting the rights of holders of SARs.

Restricted Stock. The Plan Committee may award shares of our common stock to participants in the 2005 Equity Plan. The purchase price of the stock, if any, will be set by the Committee, but shall never be less than the par value of the shares. Awards may be subject to restrictions conditioned on the lapse of time and/or conditioned on the attainment of performance standards, and if both types of conditions are imposed, the Plan Committee may provide that upon the fulfillment of the performance conditions, the time conditions may lapse. Subject to the discretion of the Committee, the conditions applicable to an award of shares will lapse ratably (i.e. one-third) on the fifth, sixth and seventh anniversaries of the award. Although we will hold restricted shares in escrow so long as the shares remain subject to forfeiture, the shares may be voted by the recipient and will be treated as outstanding.

Stock Purchase Rights. The Plan Committee may award to a participant the right to purchase shares of our common stock. We shall retain the right to repurchase any such shares, at the same price paid by the recipient, after the recipient is terminated. Our retained repurchase right will lapse ratably over the first five anniversaries of the award of the purchase right to the recipient. Notwithstanding the above, we shall have no rights to repurchase any such shares if such rights or such repurchase would trigger taxation to the participant under Section 409A of the Code. The Committee shall not enter into any such repurchase arrangement except upon the written advice of counsel.

Unrestricted Stock. The Committee may award to a participant shares of our common stock, with no restrictions.

Adjustments Resulting from Changes in Capitalization. If any change is made in the common stock subject to the 2005 Equity Plan, or subject to any award granted under the 2005 Equity Plan (through reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by us), the maximum number of shares subject to the 2005 Equity Plan, the maximum number of shares which may be granted to a recipient in a calendar year, and the class(es) and number of shares and price per share of stock subject to outstanding awards shall be proportionately adjusted. Such adjustment shall be made by the Board of Directors or the Plan Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities that we may issue will not be treated as a “transaction not involving the receipt of consideration.”)

Termination and Amendment of the 2005 Equity Plan. The Board of Directors may terminate or amend the 2005 Equity Plan at any time, except that awards then outstanding will not be adversely affected thereby without the written consent of the respective recipients holding such awards. The Board of Directors may make such amendments to the 2005 Equity Plan as it shall deem advisable, except that the approval by our stockholders in accordance with the laws of Delaware within 12 months after the adoption of the amendment will be required for any amendment which would: (i) materially modify the requirements as to eligibility for awards under the 2005 Equity Plan; (ii) materially increase the benefits accruing to recipients under the 2005 Equity Plan; or (iii) be required under applicable law or the listing standards of the market or exchange on which the common stock then trades. The Board may in its sole discretion submit any other amendment to the 2005 Equity Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation to certain executive officers.

In the event of a transaction involving our dissolution or liquidation, recipients of options, SARs or stock purchase rights may exercise their rights until 10 days before the transaction. The Committee in its discretion may provide that any restrictions on shares acquired from such exercise will lapse and may further provide that rights not otherwise exercisable may become so. Any rights not exercised by the transaction will terminate immediately before the transaction.

In the event of a change in control of the Company, all rights of recipients of awards shall become fully exercisable and immediately vested, except in the case of restricted stock that is subject to a performance restriction based on the price (the “Milestone Price”) of our common stock. In the absence of other specific provisions attached to an award, our repurchase rights applicable to such restricted stock shall lapse with respect to a change in control event only if the price per share to be paid in connection with such change in control event is equal to or greater than the Milestone Price.  The unvested balance of such shares shall vest ratably and monthly over the period of time (but not greater than 36 months) that the acquirer in the change in control event contracts for the services of the person who was awarded the restricted stock. If the acquirer opts not to contract for such services, then the unvested balance of shares shall vest as of the change in control event. A change in control results from the acquisition by any one person, or group of persons acting in concert, of more than 50% of the voting power of our capital stock. A change in control also results from a “Sale of the Company.” A Sale of the Company occurs on: (a) our consolidation or merger into or with a successor entity such that our stockholders own less than a majority of the shares of stock of such entity; or (b) a sale or other disposition of all, or substantially all, of our assets to a successor entity. In the event of a Sale of the Company, awards made under the 2005 Equity Plan are to be assumed, or substituted with equivalent rights, by the successor entity. If the successor entity declines to do so, then each holder of an award shall have not less than 20 days before the consummation of the Sale of the Company to exercise his or her rights, and all such rights shall become fully exercisable during such 20-day period.

Effect of Termination of Recipient. An award under the 2005 Equity Plan is generally subject to the condition that the recipient continue to provide services to us. For purposes of the 2005 Equity Plan, the term “termination” means the ceasing to be a service provider to us, whether as an employee or as a consultant.

Options. If a recipient is terminated for cause, all unexercised options are forfeited. If a recipient is terminated under other circumstances, he or she will have generally three months in which to exercise any vested options, except in the case of termination due to disability or death, in which cases the vested options may be exercised for 12 months, or if the employee continues to provide services for us as an independent contractor under a written contract for such services.

Stock Appreciation Rights. The Committee has the power to terminate any SARs in the event of a recipient’s termination.

Restricted Stock. If a recipient voluntarily terminates his or her employment or consultancy with us or if we terminate such employment or consultancy for cause, then any shares of restricted stock still subject to forfeiture shall revert to us; if the employment or consultancy is terminated for any other reason, then any shares still subject to forfeiture shall also revert to us, unless the Plan Committee, in its discretion, decides otherwise.

Stock Purchase Rights. Under the 2005 Equity Plan, we have the right, in the event of a recipient’s voluntary or involuntary termination to repurchase stock which a recipient purchased under a stock purchase agreement. We may do so at the same consideration paid by the recipient to the extent that the purchased shares remain subject to our right of repurchase.

Certain Federal Income Tax Considerations. Awards granted under the 2005 Equity Plan generally have the federal income tax consequences discussed below.

Corporate business deduction. Generally, we will be entitled to a tax deduction in the same amount as the ordinary income recognized by a recipient with regard to the award. In order to secure such deduction in the case of the exercise of NSOs, we must fulfill such withholding tax obligations as may be imposed on us.

However, Section 162(m) of the Code imposes a limit on corporate tax deductions for compensation in excess of $1 million per year paid by a public company to its Chief Executive Officer or any of the next four highest paid executive officers as listed in the proxy statement. For this purpose, compensation includes gains arising from stock option exercises, vesting of restricted stock and the award of stock bonuses. An exception to this limitation is provided for “qualified performance-based compensation.” The Section 162(m) provisions generally require that affected executives’ compensation satisfy certain conditions in order to qualify as “qualified performance-based compensation.” Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that such compensation exceeds $1,000,000. It is possible that compensation attributable to awards made under this Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Accordingly, in order to permit the Board of Directors and the Plan Committee to grant awards that qualify as “qualified performance-based compensation” under Section 162(m) and therefore to be deductible by us without regard to the $1 million deduction limit of Section 162(m), the 2005 Equity Plan provides for authority in the Board of Directors or the Plan Committee to condition the granting or vesting of such awards and authorizes the Board of Directors or the Plan Committee to establish any other terms and conditions required to qualify such awards as “qualified performance-based compensation.” The Board of Directors may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation to certain executive officers.

In order to exclude compensation resulting from options granted under the 2005 Equity Plan from the $1 million limit on deductibility, the Board of Directors has approved a provision in the Plan which will place a 500,000 share limit on the number of options and SARs that may be granted under the Plan to a service-provider in any fiscal year. This is subject to appropriate adjustment in the case of stock splits, reverse stock splits and the like. The purpose of this provision, which is intended to comply with Section 162(m) of the Code and the regulations thereunder, is to preserve our ability to deduct in full any compensation expense related to stock options and SARs.

Tax consequences of deferred compensation.  The American Jobs Creation Act of 2004 added Section 409A to the Internal Revenue Code, generally effective January 1, 2005. In September 2005, the Treasury Department issued detailed Proposed Regulations under this statute. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides strict rules for elections to defer (if any) and for timing of payouts. There are significant penalties placed on the individual employee for failure to comply with Section 409A. However, it generally does not affect our ability to deduct deferred compensation at some point in time.

Section 409A does not apply to ISOa, NQOs (that are not and can never later be discounted) and restricted stock (provided there is no deferral of income beyond the vesting date). Section 409A also does not cover stock appreciation right (SAR) plans if (i) the exercise price can never be less than the fair market value of the underlying stock on the date of grant (ii) no features defer the recognition of income beyond the exercise date, and (iii) there are no other rights granted beyond the SAR itself.

Section 409A does apply to restricted stock units, performance units and performance shares. Grants under such plans will continue to be taxed at vesting but will be subject to new limits governing when vesting may occur.

Tax consequences to recipient from ISOs. An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of: (i) the fair market value of the shares at the date of the option exercise, or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or Ten Percent Stockholder of the Company. Generally, we will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

Tax consequences to recipient from NSOs and SARs. All other options that do not qualify as incentive options are referred to as nonstatutory options, or NSOs. An optionee will not recognize any taxable income at the time he or she is granted a non-statutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also our employee will be subject to tax withholding by us. Upon the resale of such shares by the optionee, any difference between the sale price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as short-term or long-term capital gain or loss, depending on the holding period. The tax consequences to the holder of a SAR will be similar to the consequences from an NSO.

Tax consequences from award of stock and from stock purchase rights. Upon acquisition of stock under an award made under this Plan, the recipient normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse and the shares become transferable, unless the recipient makes a specific tax election to be taxed on receipt of the stock. The tax consequences to the holder of a stock purchase right who has exercised his or her right will generally be similar to those of a holder of restricted stock.

Later disposition of stock. Upon disposition of stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year from the date ordinary income is measured. Slightly different rules may apply to persons who are subject to Section 16(b) of the Exchange Act.

The foregoing is only a summary of the effect of federal income taxation upon a recipient under the 2005 Equity Plan. It does not purport to be complete, and does not discuss the tax consequences of the recipient’s death or the income tax laws of any municipality, state or foreign country in which a recipient may reside. Recipients of options, rights and awards granted under the 2005 Equity Plan are advised to consult their personal tax advisors before exercising an option, right or award or disposing of any stock received pursuant to the exercise of an option right or award.

Circular 230 Disclaimer. Nothing contained in this discussion of certain federal income tax considerations is intended or written to be used, and cannot be used, for the purpose of (i) avoiding tax-related penalties under the Code or (ii) promoting, marketing, or recommending to another party any transactions or tax-related matters addressed herein.

Performance Measures. The Board of Directors or the Plan Committee will have the power to condition the grant or vesting of awards under the 2005 Equity Plan upon the attainment of performance goals, determined by the Board of Directors or the Plan Committee in their respective sole discretion. With respect to any awards granted to persons who are or who may be “covered employees” within the meaning of Section 162(m) of the Code, the Board of Directors or the Plan Committee will have the power to grant such awards upon terms and conditions that qualify such awards as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

Restrictions on Transfer. In addition to the restrictions set forth under applicable law, the shares of common stock awarded pursuant to the 2005 Equity Plan are subject to the following additional restrictions: (i) stock certificates evidencing such shares will be issued in the sole name of the recipient (but shall be held by us, subject to the terms and conditions of the award) and may bear any legend which the Plan Committee deems ppropriate to reflect any rights of repurchase or forfeiture or other restrictions on transfer hereunder or under the award agreement, or as the Plan Committee may otherwise deem appropriate; and (ii) no awards granted under the 2005 Equity Plan may be assignable by any recipient under the 2005 Equity Plan, either voluntarily or by operation of law, except by will or by the laws of descent and distribution or where such assignment is expressly authorized by the terms of the recipient agreement embodying the terms and conditions of the award. Participants are also obliged to comply with our Securities Trading Policy and rules of the Commission.

Vote Required; Recommendation of the Board of Directors

The approval of the amendment to the 2005 Equity Plan requires the affirmative vote of a majority of the Votes Cast.

The Board of Directors Unanimously Recommends a Vote “FOR” the amendment to the 2005 Equity Compensation Plan.

PROPOSAL 5 -AMENDMENT TO AMENDED AND RESTATED 2000 STOCK OPTION PLAN.

Stockholders are being asked to approve an amendment to the 2000 Non-Employee Director Stock Option Plan (the “Non-Employee Director Plan”) to increase the number of shares of common stock reserved for issuance under the 2000 Plan from 1,400,000 shares to 2,100,000 shares. The Board has adopted a resolution approving this amendment, subject to stockholder approval. The Board believes that the proposed amendment will provide certain long-term advantages to us and to our stockholders and recommends approval by the stockholders.

We have reserved 1,400,000 shares of common stock under the Non-Employee Director Plan. As of March 15, 2007, we had granted outstanding and unexpired options to purchase up to 1,168,750 shares of common stock to eligible persons under the Non-Employee Director Plan, out of which 55,000 had been exercised and 1,113,750 remained unexercised. There were thus 231,250 shares available for issuance under the Plan.

The general purposes of the Non-Employee Director Plan are to attract and retain the services of the best available persons to serve on the Company’s Board of Directors, to provide additional incentives to those persons and to promote the success of our business. The six non-affiliated Board member is automatically granted options to purchase 35,000 shares of the Company’s common stock January 1st of each year. At present, we will exhaust the pool of authorized shares in respect of which we may grant options with the grant of options on January 1, 2008. In order to fulfill our obligations to issue those shares annually, we have proposed increasing the number of available shares under this Non-Employee Director Plan. The Board reserves the right to determine whether to implement the increase in the number of options reserved for issuance under the Non-Employee Director Plan pursuant to this proposal, depending on certain factors, including without limitation, the approval of Proposal 3 of this Proxy Statement to increase the number of authorized shares of common stock under our Certificate of Incorporation.

Following is a brief description of the Non-Employee Director Plan:

General. The Non-Employee Director Plan was adopted by the Board on May 15, 2000, to be effective as of June 1, 2000, and was approved by our stockholders on July 18, 2000. We initially reserved for issuance an aggregate of 250,000 shares of common stock under the Non-Employee Director Plan. We increased this to 650,000 shares of common stock, pursuant to the affirmative vote of the stockholders on June 10, 2002 and increased this number to 1,000,000 shares of common stock, pursuant to the affirmative vote of the stockholders on December 16, 2003. We further increased this number to 1,400,000 shares of common stock, pursuant to the affirmative vote of the stockholders on December 28, 2005. It continues as an active plan.

A description of the Non-Employee Director Plan is set forth below. The description is intended to be a summary of the material provisions of the Non-Employee Director Plan and does not purport to be complete.

Purpose of the Plan. The purposes of the Non-Employee Director Plan are to enable us to attract, retain, and motivate our non-employee directors and to create a long-term mutuality of interest between the non-employee directors and our stockholders by granting options to purchase common stock.

Administration. The Non-Employee Director Plan will be administered by a committee of the Board of Directors, appointed from time to time by the Board of Directors. The Nominations and Corporate Governance Committee has been charged with this task. The Committee has full authority to interpret the Non-Employee Director Plan and decide any questions under the Non-Employee Director Plan and to make such rules and regulations and establish such processes for administration of the Non-Employee Director Plan as it deems appropriate subject to the provisions of the Non-Employee Director Plan.

Available Shares. The Non-Employee Director Plan authorizes the issuance of up to 1,400,000 shares of common stock upon the exercise of non-qualified stock options granted to our non-employee directors. In general, if options are for any reason canceled, or expire or terminate unexercised, the shares covered by such options will again be available for the grant of options.

The Non-Employee Director Plan provides that appropriate adjustments will be made in the number and kind of securities receivable upon the exercise of options in the event of a stock split, stock dividend, merger, consolidation or reorganization.

Eligibility. All of our non-employee directors are eligible to be granted options under the Non-Employee Director Plan. A non-employee director is a director serving on the Board of Directors who is not then one of our current employees, as defined in Sections 424(e) and 424(f) of the Code.

Grant of Options. As of each January 1 following the effective date of the Non-Employee Director Plan, commencing January 1, 2001, or the Initial Grant Date, each non-employee director was automatically granted an option to purchase 20,000 shares of common stock in respect of services to be rendered to us as a director during the forthcoming calendar year, subject to the terms of the Non-Employee Director Plan. Each non-employee director who was first elected to the Board of Directors after June 1, 2000, but prior to January 1, 2001, was granted, as of the date of his election, or First Grant Date, an option to purchase that number of shares equal to the product of (i) 5,000 and (ii) the number of fiscal quarters remaining in our then current fiscal year (including the quarter in which the date of such director’s election falls), subject to the terms of the Non-Employee Director Plan. As of January 1, 2002 or the First Grant Date, as the case may be, each non-employee director was automatically granted an option to purchase 20,000 shares of common stock, or the Annual Grant. Commencing January 1, 2003, the annual grant was to be a nonqualified stock option of 35,000 shares of common stock, pursuant to the approval of the stockholders on June 10, 2002. In other respects, the Plan will operate as before January 1, 2003.

The purchase price per share deliverable upon the exercise of an option will be 100% of the fair market value of such shares as follows:

(i) For options issued on the Initial Grant Date, the fair market value will be measured by the closing sales price of the common stock as of the last trading date of the fiscal quarter prior to the Initial Grant Date;

(ii) For options issued on the First Grant Date, the fair market value will be measured by the closing sales price of the common stock as of the First Grant Date; and

(iii) For grants of options issued as of January 1 of any fiscal year, the fair market value will be measured by the closing sales price of the common stock as of the last trading date of the prior year.

Vesting of Options. Options granted under the Non-Employee Director Plan will vest and become exercisable to the extent of 5,000 shares for each fiscal quarter prior to fiscal 2003, in which such director shall have served at least one day as our director and 8,750 shares for each quarter in fiscal 2003 and beyond.

Options that are exercisable upon a non-employee director’s termination of directorship for any reason excluding termination for cause or in the event of a reorganization (both as described below) prior to the complete exercise of an option (or deemed exercise thereof), will remain exercisable following such termination for the remaining term of the option. Upon a non-employee director’s removal from the Board of Directors for cause or failure to be re-nominated for cause, or if we obtain or discover information after termination of the directorship that such non-employee director had engaged in conduct during such directorship that would have justified a removal for cause during such directorship, all outstanding options of such non-employee director will immediately terminate and will be null and void. The Non-Employee Director Plan also provides that all outstanding options will terminate effective upon the consummation of a merger, liquidation or dissolution, or consolidation in which we are not the surviving entity, subject to the right of a non-employee director to exercise all outstanding options prior to the effective date of the merger, liquidation, dissolution or consolidation. All options granted to a non-employee director and not previously exercisable become vested and fully exercisable immediately upon the occurrence of a change in control (as defined in the Non-Employee Director Plan).

Amendments. The Non-Employee Director Plan provides that it may be amended by the Committee or the Board of Directors at any time, and from time to time to effect (i) amendments necessary or desirable in order that the Non-Employee Director Plan and the options granted thereunder conform to all applicable laws, and (ii) any other amendments deemed appropriate. Notwithstanding the foregoing, to the extent required by law, no amendment may be made that would require the approval of our stockholders under applicable law or under any regulation of a principal national securities exchange or automated quotation system sponsored by the National Association of Securities Dealers unless such approval is obtained. The Non-Employee Director Plan may be amended or terminated at any time by our stockholders.

Miscellaneous. Non-employee directors may be limited under Section 16(b) of the Exchange Act to certain specific exercise, election or holding periods with respect to the options granted to them under the Non-Employee Director Plan. Options granted under the Non-Employee Director Plan are subject to restrictions on transfer and exercise. No option granted under the Non-Employee Director Plan may be exercised prior to the time period for exercisability, subject to acceleration in the event of our change in control (as defined in the Non-Employee Director Plan). Although options will generally be nontransferable (except by will or the laws of descent and distribution), the Committee may determine at the time of grant or thereafter that an option that is otherwise nontransferable is transferable in whole or in part and in such circumstances, and under such conditions, as specified by the committee.

The approval of the amendment to the Non-Employee Director Plan requires the affirmative vote of a majority of the Votes Cast. The general purposes of the Non-Employee Director Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees and consultants and to promote the success of our business. At present we have nearly exhausted the pool of authorized shares in respect of which we may grant options. Our Board of Directors believes it essential to carrying out our business plan to have the ability to provide new and existing Directors with incentives tied to our success. The Board of Directors reserves the right to determine whether to implement the increase in the number of options reserved for issuance under the Non-Employee Director Plan pursuant to this proposal, depending on certain factors, including without limitation, the approval of the proposal contemplated by Proposal 3 of this proxy statement to increase the number of authorized shares of common stock under our Certificate of Incorporation.

Vote Required; Recommendation of the Board of Directors

The approval of the amendment to the Non-Employee Director Plan requires the affirmative vote of a majority of the Votes Cast.

The Board of Directors Unanimously Recommends a Vote “FOR” the amendment to the 2000 Non-Employee Director Stock Option Plan.

OTHER MATTERS

We know of no other matters to be submitted at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors of
PHOTOMEDEX, INC.

By:/s/ Jeffrey F. O’Donnell
Montgomeryville, Pennsylvania	Jeffrey F. O’Donnell
Dated: May 30, 2007	Chief Executive Officer

36

PROXY

PHOTOMEDEX, INC.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS

For an Annual Meeting of Stockholders

to be held on June 26, 2007

The undersigned stockholder appoints Jeffrey F. O'Donnell and Dennis M. McGrath, or either of them, as proxy with full power of substitution, to vote the shares of voting securities of PhotoMedex, Inc. ("we," "us" or "our") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at our office at 147 Keystone Drive, Montgomeryville, Pennsylvania 18936, on June 26, 2007, at 9:00 a.m., local time, and at any adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, such proxy is instructed to vote as follows:

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS INDICATED ON THIS CARD AND AS SUCH PROXIES DEEM ADVISABLE WITH DISCRETIONARY AUTHORITY ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

(1) (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below)

☐ FOR all nominees listed herein (except as marked up to the contrary below).

☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

01-Richard J. DePiano 02-Jeffrey F. O'Donnell 03-David W, Anderson
04-Alan R. Novak 05-Anthony J. Dimun 06-Wayne M. Withrow
07-Stephen P. Connelly

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

PLEASE CHECK THE BOXES ABOVE, SIGN, DATE AND RETURN THIS PROXY TO STOCK TRANS, INC., 44 WEST LANCASTER AVENUE, ARDMORE, PENNSYLVANIA 19003, ATTN: PROXY SERVICES, IN THE SELF-ADDRESSED ENVELOPE PROVIDED.

DATED: ______________________

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Signature

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Signature (if held jointly)

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Print Names

____
Print Names

(Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are jointly held, each holder must sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person).